UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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[ ]	Definitive Proxy Statement

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[ ]	Soliciting Material Pursuant to §240.14a-12

Oragenics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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4902 Eisenhower Blvd., Suite 125

Tampa, Florida 33634

July [__], 2020

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Oragenics, Inc., which will be held on August 21, 2020, beginning at 9:00 a.m., Eastern Time. The meeting will be held at the offices of Shumaker, Loop, & Kendrick, Bank of America Plaza, 101 E Kennedy Blvd Suite 2800, Tampa, FL 33602. The purpose of the meeting is to consider and vote upon the proposals explained in the accompanying Notice of Annual Meeting of Shareholders and the Proxy Statement.

A formal notice describing the business to come before the meeting, a proxy statement and a proxy card are enclosed. We have also enclosed our 2019 Annual Report on Form 10-K for your review, which contains detailed information concerning our financial performance and activities during 2019.

It is important that your shares be represented at the Annual Meeting of Shareholders. Whether or not you plan to attend the annual meeting in person, please vote your shares by completing, signing and dating the enclosed proxy card, and returning it in the enclosed, postage-paid envelope. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Sincerely,

/s/ Alan Joslyn
Alan Joslyn
President and Chief Executive Officer

Enclosures

ORAGENICS, INC.

4902 Eisenhower Blvd., Suite 125

Tampa, Florida 33634

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 21, 2020

Notice is hereby given to the shareholders of Oragenics, Inc., a Florida Corporation (the “Company”) that the 2019 Annual Meeting of Shareholders of the Company (including any postponements or adjournments thereof, the “Annual Meeting”) will be held at the offices of Shumaker, Loop, & Kendrick, Bank of America Plaza, 101 E Kennedy Blvd Suite 2800, Tampa, FL 33602 on August 21, 2020, at 9:00 a.m., local time, for the following purposes:

(i)	To elect six (6) Directors of the Company to serve until the next Annual Meeting of Shareholders;
(ii)	To conduct a non-binding advisory vote on executive compensation;
(iii)	To approve the issuance of up to 9,200,000 shares of Common Stock upon the exercise of the NTI Transaction Warrants;
(iv)	To ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2020; and
(v)	To transact such other business as may properly come before the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting of Shareholders. Information relating to the Annual Meeting of Shareholders and matters to be considered and voted upon at the Annual Meeting of Shareholders are set forth in the attached Proxy Statement.

Only those shareholders of record at the close of business on July 2, 2020, are entitled to notice of and to vote at the Annual Meeting of Shareholders. A complete list of shareholders entitled to vote at the Annual Meeting of Shareholders will be available for examination by any shareholder at the Annual Meeting of Shareholders and for a period of ten days prior thereto at the executive offices of the Company in Tampa, Florida.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Michael Sullivan
Tampa, Florida	MICHAEL SULLIVAN
July [__], 2020	Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON AUGUST 21, 2020.

This Proxy Statement and our 2019 Annual Report on Form 10-K for the year ended December 31, 2019, which was filed on March 4, 2020, with the Securities and Exchange Commission, except for exhibits, are available at: www.oragenics.com/annual-report.html.

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ORAGENICS, INC.

PROXY STATEMENT

FOR HOLDERS OF COMMON STOCK

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 21, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished to shareholders, of Oragenics, Inc., a Florida corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors from shareholders for use at the 2019 Annual Meeting of Shareholders to be held at 9:00 a.m. local time at the offices of Shumaker, Loop, & Kendrick, Bank of America Plaza, 101 E Kennedy Blvd Suite 2800, Tampa, FL 33602 on August 21, 2020 (including any postponements or adjournments thereof, the “Annual Meeting”).

The Annual Meeting will be held for the following purposes:

(i)	To elect six (6) Directors of the Company to serve until the next Annual Meeting of Shareholders;
(ii)	To conduct a non-binding advisory vote on executive compensation;
(iii)	To approve the issuance of up to 9,200,000 shares of Common Stock upon the exercise of the NTI Transaction Warrants;
(iv)	To ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2020; and
(v)	To transact such other business as may properly come before the Annual Meeting.

This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about July [__], 2020.

Record Date and Voting Securities

Only shareholders of record of the Company at the close of business on July 2, 2020 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting of Shareholders. On the Record Date, there were [___________] shares of common stock issued and outstanding (“Common Stock”). Each share of Common Stock is entitled to one vote for each share of Common Stock held. In addition, on the Record Date we had the following shares of Preferred Stock outstanding:

●	[9,417,000] shares of Series A Non-Voting, Convertible Preferred Stock, convertible into 941,700 shares of Common Stock;
●	[6,600,000] shares of Series B Non-Voting, Convertible Preferred Stock convertible into 1,320,000 shares of Common Stock; and
●	[133.483] shares of Series C Non-Voting, Non-Convertible Preferred Stock.

Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

Quorum Requirement

The holders of record of a majority of the votes of Common Stock entitled to be voted at the Annual Meeting of Shareholders, present in person or by proxy, are required to establish a quorum for the Annual Meeting and for voting on each matter. A broker non-vote is when a brokerage firm or bank holding shares of record for their customers in street name does not receive specific instructions from their customers, as the beneficial owners, and the brokerage firm or bank advises that it lacks discretionary voting authority on a particular proposal and has not received instructions from the beneficial owner.

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Vote Required

PROPOSAL I: Election of Directors. The election of six Directors by the holders of Common Stock will require a plurality of the votes cast by the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting of Shareholders. With respect to the election of Directors, shareholders may (i) vote “for” each of the nominees, (ii) withhold authority for each of such nominees, or (iii) withhold authority for specific nominees but vote for the other nominees. Because the Directors are elected by a plurality of the votes cast by the shares represented and entitled to vote and are running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the shareholder vote. Votes that are withheld or a broker non-vote will have no effect on the outcome of the election of Directors.

PROPOSAL II: To conduct an advisory vote on executive compensation. The proposal regarding the approval, on an advisory basis, of the Company’s executive compensation requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders.

PROPOSAL III: To consider and vote on a proposal to approve the issuance of up to 9,200,000 shares of Common Stock upon the exercise of certain warrants (the “NTI Transaction Warrants”) issued in connection with a stock purchase agreement completed by the Company on May 1, 2020 to acquire Noachis Terra Inc. (“NTI”). The proposal regarding the issuance of up to 9,200,000 shares of Common Stock upon the exercise of the NTI Transaction Warrants requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, which vote shall exclude the 9,200,000 shares of Common Stock issued to the NTI shareholder in connection with the NTI acquisition on May 1, 2020 (the “NTI Transaction Common Stock”).

PROPOSAL IV: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2020. Approval requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting and entitled to vote on the proposal. Abstentions will not be counted in the ratification of the selection of independent auditors and will have no effect on the outcome of the selection of the independent auditors. The ratification of accountants is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote your shares:

●	“FOR” the nominees listed in Proposal I below;

●	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement,

●	“FOR” the approval of the issuance of up to 9,200,000 shares of Common Stock upon the exercise of the NTI Transaction Warrants; and

●	“FOR” the ratification the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2020.

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Voting

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting of Shareholders, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated. If you submit a proxy and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting of Shareholders, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. To the extent permitted by Rule 14a-4(c) of the Securities and Exchange Commission, the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals properly presented by shareholders for consideration at the Annual Meeting of Shareholders that were not submitted to the Company within a reasonable time prior to the mailing of these proxy materials. At the time this proxy statement was mailed, we were unaware of any matters proposed to be acted on at the Annual Meeting of Shareholders other than those discussed in this proxy statement.

Shareholders of record — If your shares are registered directly in your name with Oragenics’ transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and the proxy materials and Annual Report have been sent directly to you. As a shareholder of record, you may instruct the proxy holders how to vote your shares by completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided. Proxy cards submitted by mail must be received by the time of the Annual Meeting of Shareholders in order for your shares to be voted. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board. You may also vote by proxy via telephone by calling Georgeson toll free 1-866-431-2096 in the United States or 1-781-575-2137 if outside the United States and following the recorded instructions.

If you attend the Annual Meeting of Shareholders, you may also submit your vote in person, and any previous votes that you submitted, will be superseded by the vote that you cast at the Annual Meeting of Shareholders. If you plan to attend the annual Meeting of Shareholders, please bring proof of identification for entrance to the annual Meeting of Shareholders.

Beneficial owners — Many Oragenics shareholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Annual Meeting of Shareholders proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the shareholder of record. As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares, and you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, bank or other nominee will indicate if Internet and telephone voting are available, and if they are available, will provide details regarding Internet and telephone voting.

Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting of Shareholders unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting of Shareholders.

Changing Vote; Revocability of Proxies

Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting of Shareholders.

Shareholders of record — If you are a shareholder of record, you may change your vote (1) by delivering to us (Attention: Corporate Secretary, 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634), prior to your shares being voted at the Annual Meeting of Shareholders, a later dated written notice of revocation or a duly executed proxy card, or (2) by attending the Annual Meeting of Shareholders and voting in person (although attendance at the Annual Meeting of Shareholders will not, by itself, revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by subsequently making a timely and valid later Internet or telephone vote.

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Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee, or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting of Shareholders and voting in person.

Effect of Not Casting Your Vote

Shareholders of record — If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting of Shareholders.

Beneficial owners — If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Directors (Proposal I); to conduct a non-binding advisory vote on executive compensation (Proposal II), the approval of the issuance of up to 9,200,000 shares of Common Stock upon the exercise of the NTI Transaction Warrants (Proposal III), since those are considered non-routine proposals under applicable NYSE American LLC (“NYSE American”) rules. Under the rules if you do not instruct your broker, bank or other nominee in a timely fashion how to vote your shares (so-called “broker non-votes”) the broker or nominee can vote your shares as it sees fit only on matters that are determined to be routine, and not on any other proposal. The proposal for ratification of the auditors (Proposal IV) is considered to be a routine proposal under NYSE American rules and your nominee can vote on such proposal even if it does not receive voting instructions from you. However, your nominee cannot vote on Proposal I, Proposal II, or Proposal III without your voting instructions. Please be sure to give specific voting instructions so that your vote can be counted.

Expenses of Solicitation

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of the Proxy Materials, the Notice, and any additional materials furnished to shareholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. We have retained Georgeson, LLC to assist in the distribution of proxy materials and the solicitation of votes by mail, facsimile or email from brokerage firms, banks, broker-dealers or other similar organizations for the Annual Meeting for a fee of $10,000, plus additional fees based on the amount and types of services rendered and reimbursement of reasonable expenses. Georgeson may be contacted toll free at 1-866-431-2096 or 1-781-575-2137 if calling from outside of the United States. Solicitation of proxies by mail may also be supplemented by one or more of telephone, email, telegram, facsimile, or personal solicitation by our Directors, officers, or regular employees. No additional compensation will be paid for such services.

Shareholder Proposals to Be Presented at Next Annual Meeting of Shareholders

Requirements for shareholder proposals to be considered for inclusion in Oragenics’ proxy materials. Shareholders interested in submitting a proper proposal for inclusion in the proxy materials for our next annual meeting may do so by submitting such proposal in writing to our offices located at 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634, Attn: Corporate Secretary. To be eligible for inclusion, stockholder proposals must be received by us not less than 120 days before the one year anniversary on which Oragenics’ first mailed its proxy statement to shareholders in connection with the previous year’s annual meeting of shareholders, which will be March 15, 2021 for the next annual meeting, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that in the event that the date of the annual meeting has been changed more than 30 days from the one year anniversary of the date of the previous year’s meeting, then the deadline for receipt of notice by the shareholder is within a reasonable time before the Company begins to print and send its proxy materials in order to be eligible for inclusion in the Company’s Proxy Statement and Proxy relating to that meeting.

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Requirements for shareholder business or nominations to be brought before Oragenics’ annual meetings. Our bylaws do not establish an advance notice procedure for shareholders who wish to present certain matters, including nominations of persons for election to the Board and shareholder proposals not included in our proxy statement, to be brought before an annual meeting of shareholders. Shareholder proposals, including the nomination of a person for election to the Board, brought before the meeting should consider including, among other things: information as follows: (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder submitting the proposal, (iii) the number of shares that are beneficially owned by such shareholder, (iv) the dates on which the shareholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the shareholder in the proposal, (vii) a statement in support of the proposal, and (viii) any other information that may be required by applicable rules and regulations of the Commission.

Shareholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our Board by following the procedures set forth in “Corporate Governance —Meetings of the Board of Directors — Shareholder Recommendation of Nominees.”

Delivery of Proxy Materials to Shareholders

If you share an address with another shareholder, each shareholder may not receive a separate copy of the Notice or Proxy Materials. Shareholders may request to receive a separate copy of the Notice or Proxy Materials, by writing to Oragenics, Inc., 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634, Attention: Corporate Secretary or calling 813-286-7900. Alternatively, shareholders who share an address and receive multiple copies of the Notice or Proxy Materials may request to receive a single copy by following the same instructions.

You may also request additional copies from our proxy solicitor, Georgeson, LLC, or Georgeson, using the following contact information: 1290 Avenue of the Americas, 9th Floor, New York, NY 10104; 1-866- 431-2096 or 1-781-575-2137 if calling from outside of the United States.

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PROPOSAL I ELECTION OF DIRECTORS

Nominees

The Board of Directors currently is comprised of six Board members including Dr. Frederick W. Telling, Robert C. Koski, Charles L. Pope, Dr. Alan Dunton, Kimberly M. Murphy and Dr. Alan Joslyn. All of our existing Directors are nominated for re-election at the Annual Meeting of Shareholders. If elected, each of the Directors will hold office until the next annual meeting of shareholders and until their successor is elected and qualified, or as otherwise provided by the Company’s Bylaws or by Florida law.

If any of the nominees should be unavailable to serve for any reason, the Board of Directors may:

●	designate a substitute nominee, in which case the persons named as proxies will vote the shares represented by all valid Proxies for the election of such substitute nominee;

●	allow the vacancy to remain open until a suitable candidate is located and nominated; or

●	adopt a resolution to decrease the authorized number of Directors.

Vote Required and Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH DIRECTOR NOMINEE.

If a choice is specified on the Proxy by the shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted FOR the Director nominees. Election of each Director nominee will require the affirmative vote of a plurality of the votes cast by shares of Common Stock represented and entitled to vote at the Annual Meeting of Shareholders.

Information About Nominees

Information about each nominee as of July 2, 2020 is set forth below:

Name	Age	Position
Dr. Frederick W. Telling, Ph.D.	68	Chairman and Director
Alan Joslyn, Ph.D.	61	President, Chief Executive Officer and Director
Robert C. Koski	61	Director
Charles L. Pope	68	Director
Dr. Alan W. Dunton, M.D.	65	Director
Kimberly M. Murphy	57	Director

Directors of the Company

Dr. Frederick W. Telling. Dr. Telling was elected Chairman of the Board of Directors on February 4, 2011. He has served as a Director since June 2010. Dr. Telling retired from Pfizer Inc. in June 2007 after 30 years of service. At Pfizer Dr. Telling served as its Corporate Vice President and Vice President of Corporate Strategic Planning and Policy. Dr. Telling also serves on the Boards of various civic and non-profit organizations. Dr. Telling holds a B.A. degree in History and Economics from Hamilton College and a MA degree in Industrial and Labor Relations and a PhD in Economics and Public Policy from Cornell University.

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Dr. Telling brings to our Board an extensive array of business and industry experience as well as experience as a Director of public companies.

Alan F. Joslyn, Ph.D. Dr. Joslyn has served as a Director of our company since June 2016. Since 2009 he has served as Board member of Synergy Pharmaceuticals (NASDAQ: SGYP). Since 2014, Dr. Joslyn has been a partner in Lazarus Pharmaceuticals, LL. From March 2010 to April 2014, Dr. Joslyn served as CEO and a Director of Sentinella Pharmaceuticals and from August 2009 to October 2012 as CEO and Director of Edusa Pharmaceuticals, both privately held biotechnology companies. From March 2007 to March 2009, Dr. Joslyn served as President and Chief Executive Officer of Mt. Cook Pharma and as Senior Vice President of Research & Development at Penwest Pharmaceuticals from 2004 to 2007. From 1995 to 2004, Dr. Joslyn held a number of leadership positions within Johnson & Johnson focusing on development of gastroenterology products including Propulsid®, Motilium®, Aciphex® and prucalopride. Dr. Joslyn received his B.S. in medicinal chemistry, B.A. in biology and Ph.D. in biochemical pharmacology from the State University of New York at Buffalo.

Dr. Joslyn brings to our Board over two decades of experience in the pharmaceutical industry and extensive expertise in gastroenterology and infectious disease product development.

Charles L. Pope. Mr. Pope has served as a Director since June 2010. Mr. Pope served as the Chief Financial Officer of Palm Bancorp, Inc. from June 2009 to June 2012. From September 2007 through June 2009, Mr. Pope served as the Chief Financial Officer of Aerosonic Inc., a manufacturer of aviation products. Mr. Pope served as the Chief Financial Officer of Reptron Inc., a manufacturer of electronic products, from March 2005 through June 2007. From March 2002 to March 2005, Mr. Pope served as Chief Financial Officer of SRI/Surgical Express, Inc. From February 2001 to March 2002, Mr. Pope served as Chief Financial Officer of Innovaro, Inc. (formerly UTEK Corporation NYSE AMERICAN: INV) a public company. Mr. Pope served as a director of Innovaro, Inc. from March 2010 to August 2012. Mr. Pope also served as a Director of Inuvo, Inc. from July 2008 through July 2018. Prior to this time, Mr. Pope served as a Partner in the Audit and Financial Advisory Consulting Divisions of PricewaterhouseCoopers LLP, and he was also a Partner in the Accounting and SEC Directorate in PricewaterhouseCoopers LLP’s New York City office. Mr. Pope holds a B.S. degree in Economics and Accounting from Auburn University and is a Certified Public Accountant in Florida.

Mr. Pope brings to our Board over three decades of experience in the finance and accounting fields. In addition, Mr. Pope also has experience serving as a Director of public companies.

Dr. Alan W. Dunton. Dr. Dunton has served as a Director of Oragenics, Inc. since April 2011. He is the principal owner of Danerius, LLC, a biotechnology consulting company which he founded in 2006. In addition to Oragenics, he is currently a Director of the public biotechnology company, Palatin, Inc. (AMEX: PTN), CorMedix (NASDAQ: CRMD) and Regeneus (ASX: RGS). Dr. Dunton is also a member of the Board of Members or Directors of Cytogel Pharma, a privately-held firm in Darien, Connecticut. He previously served as a Director of Sancilio and Company, MediciNova and Targacept, Inc. Dr. Dunton is also a member of the Board of Director of CorMedix, Inc. (CRMD), a publicly traded biotechnology company in Berkeley Heights, New Jersey since March 2019. Dr. Dunton has held significant senior positions in major pharmaceutical companies. Most recent was from November 2015 through March 2018 as the Senior Vice President of Research, Development and Regulatory Affairs of Purdue Pharma L.P., a private pharmaceutical company. From January 2007 until March 2009, Dr. Dunton served as President and Chief Executive Officer of Panacos Pharmaceuticals, Inc. He was the non-Executive Chairman and Director of EpiCept, Inc. (OTC MKTS: EPCT) a public biotechnology company developing products for cancer, pain and inflammatory conditions. In 2005, Dr. Dunton served as the Non-Executive Chairman of the Board of Directors of ActivBiotics, Inc., a private biopharmaceutical company. Previously, he was the President and Chief Executive Officer of Metaphore Pharmaceuticals, Inc. from 2003 until 2006, when it merged with ActivBiotics. From 2004 until 2005, Dr. Dunton served as a member of the board of directors of Vicuron Pharmaceuticals until it was acquired by Pfizer, Inc. In 2002, Dr. Dunton served as President, Chief Operating Officer and a director of Emisphere Technologies, Inc., a biopharmaceutical company. From 1994 to 2001, Dr. Dunton was a senior executive in various capacities in the Pharmaceuticals Group of Johnson & Johnson. From 1999 to 2001, Dr. Dunton was President and Managing Director of The Janssen Research Foundation, a Johnson & Johnson company. From 1998 to 1999, he served as Group Vice President of Global Clinical Research and Development of Janssen. Prior to joining Janssen, Dr. Dunton was Vice President of Global Clinical Research and Development at the R.W. Johnson Pharmaceutical Research Institute, also a Johnson & Johnson company. Prior to joining Johnson & Johnson, Dr. Dunton held positions in clinical research and development at Syntex Corporation, CIBA-GEIGY Corporation and Hoffmann La Roche Inc. Dr. Dunton holds a MD degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

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Dr. Dunton brings to our Board a significant depth of experience in the pharmaceutical industry that will be invaluable to the Company as we continue to develop biotechnology assets.

Robert C. Koski. Mr. Koski has served as a Director since June 2009. Mr. Koski has practiced as an attorney with the Koski Firm, a sole proprietorship located in Atlanta, Georgia since 1992, where his practice includes litigation and tax law. Mr. Koski has also served as a partner in the Koski Family Limited Partnership, which beneficially owns an interest in the Company, and as a director of the Koski Family Foundation since December 1996. Mr. Koski holds a B.A. degree in Philosophy and English from Colgate University, a JD from Emory School of Law and an LLM degree in Taxation and Litigation from Emory University.

Mr. Koski brings to our Board over two decades of experience in the legal field as a practicing attorney. In addition to his legal experience, Mr. Koski’s educational background provides a foundation for leadership and consensus-building.

Kimberly M. Murphy. Ms. Murphy has served as a director since May 2020. Before joining the Company, Ms. Murphy served as Vice President of the Influenza Franchise and Global Vaccine Commercialization Leader at GlaxoSmithKline plc (NYSE: GSK) (“GSK”), where she led the global influenza vaccines business, global pandemic preparedness across vaccines and antivirals, lifecycle management, business development, and global P&L management. Ms. Murphy also served as Vice President and Global Marketing Head for the shingles vaccine, SHINGRIX. From June 2014 to May 2015, Ms. Murphy was Vice President and Lead for the North America Vaccines Integration Planning Team, responsible for the integration planning of GSK’s acquisition of Novartis AG’s vaccine division. From October 2012 to June 2014, Ms. Murphy served as Vice President of U.S. Vaccines Customer Strategy and from March 2011 to October 2012, she served as the Senior Director of U.S. Influenza Portfolio Strategy. Prior to joining GSK in March 2011, Ms. Murphy worked for Novartis Vaccines and Diagnostics Inc., a division of Novartis AG (NYSE: NVS), as the head of the U.S. Meningococcal Franchise. Before working for Novartis, Ms. Murphy enjoyed a distinguished career at Merck & Co., Inc. (NYSE: MRK). Ms. Murphy has previously served in board and advisory roles for a privately-held vaccine development company, the Biotechnology Industry Organization, the Biodefense Advisory Council, and the Saint Joseph’s University Pharmaceutical & Healthcare Marketing MBA Program. Ms. Murphy holds a B.A. degree in English from Old Dominion University and a M.B.A. degree in Marketing from Saint Joseph’s University. Ms. Murphy has also completed the Marketing Excellence Program at the Wharton School of the University of Pennsylvania.

Ms. Murphy brings to the Company’s Board a wealth of experience in the commercialization and marketing of development-stage vaccine candidates, particularly those created by public companies. Ms. Murphy’s skill will be vital to the Company’s development of a vaccine candidate for SARS-CoV-2.

See “Corporate Governance” below for additional information regarding the Board.

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PROPOSAL II
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Summary

As provided in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and as required by Section 14A of the Exchange Act, we provided our shareholders the opportunity to advise our Compensation Committee and Board of Directors regarding the compensation of our named executive officers as described in our proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“say on pay”). Our shareholders also were asked to indicate how frequently we should seek a “say on pay” advisory vote. The shareholders were able to indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. In 2013, our shareholders voted in favor of holding the advisory votes on executive compensation every year, and the Company adopted this standard. Therefore, we provide our shareholders the opportunity to advise our Compensation Committee and Board of Directors regarding the compensation of our named executive officers as described in this Proxy Statement. In accordance with the SEC requirements, shareholders are again being asked to vote, on a non-binding basis, on the frequency of future advisory votes on executive compensation in 2020 through Proposal II.

As described under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain highly qualified leadership personnel, providing them attractive long-term career opportunities. Our compensation philosophy is to provide executives with a competitive total compensation package which motivates superior job performance, the achievement of our business objectives, and the enhancement of shareholder value. Rather than basing compensation on a series of specific performance objectives, we encourage initiative, teamwork and innovation, and each executive is enabled to use his or her abilities and particular area of responsibility to strengthen our overall performance. Please read the “Compensation Discussion and Analysis” of this Proxy Statement for a detailed description and analysis of our executive compensation programs, including information about the fiscal year 2019 compensation of our named executive officers.

It is the philosophy of the Board of Directors to align the interests of our executive officers and shareholders by integrating the executives’ compensation opportunities with our long-term corporate strategic and financial objectives. Our general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other healthcare companies, particularly those of similar size and stage of development. Our compensation committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive’s experience and past and potential contributions to us.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. We will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting of Shareholders.

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Company’s 2019 Proxy Statement.”

This say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF PROPOSAL II, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

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PROPOSAL III

APPROVE THE ISSUANCE OF UP TO 9,200,000 SHARES OF COMMON STOCK UPON THE EXERCISE OF THE NTI TRANSACTION Warrants

Background

Stock Purchase Agreement

On May 1, 2020, we entered into a Stock Purchase Agreement (the “Purchase Agreement”), with Mr. Joseph Hernandez, the sole shareholder of Noachis Terra Inc. (“NTI”) pursuant to which we acquired one hundred percent (100%) of the total issued and outstanding common stock of NTI (the “Transaction”). In exchange, Mr. Hernandez, received the following: (i) cash consideration equal to $1,925,000; (ii) 9,200,000 restricted shares of the Company’s Common Stock (the “NTI Transaction Common Stock”), the sale of which shares cannot occur until the earlier of (a) the Company’s share price closing above $2.50 per share, (b) the Company’s announcement that it has received funding from the Biomedical Advanced Research and Development Authority (“BARDA”), or (c) six months from the Transaction’s closing; and (iii) warrants to purchase 9,200,000 shares of the Company’s Common Stock (the “NTI Transaction Warrants”), which warrants carry an exercise price of $1.25 per share, a five-year term, and may not be exercised until the Company has obtained shareholder approval with respect to the exercisability of the warrants pursuant to the NYSE American requirements. Following such approval, the warrants may not be exercised until the earlier of (a) notification of BARDA’s willingness to fund development of the TerraCoV2 vaccine product candidate, (b) phase 1 clinical results demonstrating activity, or (c) the first anniversary of the Transaction’s closing. In addition to the above consideration, Mr. Hernandez was entitled to receive contingent consideration based upon the exercise of certain of our outstanding warrants as follows: (i) twenty percent (20%) of the cash proceeds received by us upon exercise of our warrants carrying an exercise price of $0.75 and $0.90 and (ii) forty-five percent (45%) of the cash proceeds received by us upon exercise of our warrants carrying an exercise price of $1.00, in each case, for so long as the warrants remained outstanding.

Pursuant to the Stock Purchase Agreement, within thirty (30) days of the Transaction’s closing, the Company must file with the Securities and Exchange Commission a registration statement covering the NTI Transaction Common Stock and the NTI Transaction Warrants to purchase 9,200,000 shares of the Company’s Common Stock, which registration statement must be effective within ninety (90) days of the Transaction’s closing.

The Purchase Agreement requires the Company to take all action necessary to obtain the shareholder approval that is required by the NYSE American rules in order to permit the exercise of the NTI Transaction Warrants for Common Stock as soon as practicable in accordance with the NTI Transaction Warrants, which NYSE American required shareholder approval shall be obtained no later than August 29, 2020.

The terms of the Purchase Agreement and the NTI Transaction Warrants are complex and are only briefly summarized above. For further information regarding these agreements, please refer to our Current Report on Form 8-K filed with the SEC on May 4, 2020, as amended on Form 8-K/A filed with the SEC on May 29, 2020, as well as the Current Report or Form 8-K filed with the SEC on May 8, 2020. For copies of these agreements, please refer to the exhibits filed with such Form 8-K on May 4, 2020. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Reasons for the Issuance

The approval of our ability to issue shares of our Common Stock upon the exercise of the NTI Transaction Warrants is a required term and condition of the May 1, 2020 Purchase Agreement. The exercise of the NTI Transaction Warrants would provide us with additional capital.

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Reasons for Shareholder Approval

Our Common Stock is listed on the NYSE American. Section 713(a) of the NYSE American rules requires shareholder approval in connection with a transaction involving the sale, issuance, or potential issuance by the issuer of Common Stock (or securities convertible into Common Stock) equal to 20% or more of presently outstanding shares of Common Stock at a price less than the greater of book value or market value. Section 713(b) of the NYSE American rules requires shareholder approval in connection with a transaction involving the issuance or potential issuance of additional shares which would result in a change of control of the issuer.

Because the 9,200,000 shares of our Common Stock issuable upon exercise of the NTI Transaction Warrants and the NTI Transaction Common Stock together represented greater than 20% of our outstanding Common Stock at the time of Transaction and may constitute a change in control (as defined by NYSE American), we are asking our shareholders to approve the exercisability of the NTI Transaction Warrants and the issuance of 9,200,000 shares of Common Stock.

Shareholder approval of this proposal is being sought solely to comply with the terms of the Purchase Agreement and Section 713 of the NYSE American rules governing the issuance of securities when any such issuances in the aggregate would exceed 20% of an issuer’s outstanding capital stock or might be considered a change of control (as defined by NYSE American).

Effect upon Rights of Existing Shareholders

Our current shareholders will continue to own their existing shares after the transaction described in this proposal. If shareholders approve this proposal, the NTI Transaction Warrants will be able to be exercised for shares of Common Stock, pursuant to the terms thereof, without additional shareholder approval.

If shareholders approve this proposal, the principal effect upon the rights of existing shareholders upon the exercise of the NTI Transaction Warrants will be a dilution in their current percentage ownership in the Company. Assuming the exercise of all 9,200,000 NTI Transaction Warrants agreed to be sold pursuant to the Purchase Agreement, the Investor will hold in the aggregate approximately 28.52% of our outstanding shares of Common Stock. This percentage does not give effect to (i) the issuance of shares of Common Stock pursuant to our outstanding convertible Series A Preferred Stock and Series B Preferred Stock, (ii) the issuance of shares of Common Stock pursuant to our other outstanding options, and warrants, or (iii) any other future issuances of our Common Stock. The issuance of shares of Common Stock pursuant to the exercise of the NTI Transaction Warrants and the sale of such shares by the Investor into the public market, also could materially and adversely affect the market price of our Common Stock.

Interests of Directors, Officers and Affiliates

None of our current directors, officers or affiliates has an interest in the Warrants.

Registration Rights

We have agreed to provide registration rights for the resale the shares of Common Stock issuable upon exercise of the NTI Transaction Warrants. Upon such registration, these shares will be freely tradable in the public market without restriction other than restrictions imposed above.

Vote Required

A majority of the votes cast is required by the NYSE American rules to approve the issuance of up to 9,200,000 shares of Common Stock, issuable upon exercise of the 9,200,000 NTI Transaction Warrants issued in connection with the Purchase Agreement, as such an issuance may constitute a change in control (as defined by NYSE American . Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

In accordance with NYSE American Requirements, the NTI Transaction Common Stock issued in connection with the Transaction shall be excluded from determining a majority of the votes cast on this Proposal III.

Consequences of Not Approving this Proposal

If we do not obtain shareholder approval of this Proposal at the annual meeting, the exercise of the NTI Transaction Warrants will not be permitted and we will not receive up to an additional $11.5 million in proceeds from the Investor upon the exercise of the NTI Transaction Warrants, we may become in default under the terms of the Purchase Agreement.

Recommendation of Our Board

Our Board has unanimously determined that the issuance of shares of Common Stock upon the exercise of the Warrants is fair to, and advisable and in the best interests of, the Company and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ISSUANCE OF UP TO 9,200,000 OF SHARES OF COMMON STOCK, ISSUABLE UPON EXERCISE OF THE NTI TRANSACTION WARRANTS.

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PROPOSAL IV

RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN P.C.

AS THE COMPANY’S INDEPENDENT AUDITORS

Summary

Mayer Hoffman McCann P.C. served as the Company’s independent auditors and independent registered public accounting firm for the completion of the Company’s audit for the year ended December 31, 2019. The Audit Committee has again approved the appointment of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2020 and the Board has further directed that the Company submit the selection of independent auditors and independent registered public accounting firm for 2020 for ratification by the shareholders at this shareholder meeting.

Representatives of Mayer Hoffman McCann P.C., who are expected to be present at the shareholder meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Although ratification is not required by the Bylaws or otherwise, the Company is submitting the selection to its shareholders for ratification as a matter of good corporate practice and because the Company values its shareholders’ views. In the event the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different auditor/independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s and the Company’s shareholders’ best interests.

Mayer Hoffman McCann P.C. leases substantially all of its personnel, who work under the control of Mayer Hoffman McCann P.C. shareholders, from wholly owned subsidiaries of CBIZ, Inc., in an alternative practice structure.

Independent Auditors’ Fees and Services

The following table provides the aggregate fees billed for professional services rendered by the Company’s principal accountants, Mayer Hoffman McCann P.C. (“MHM”), in the categories indicated during each of the past two fiscal years ended December 31:

Services Rendered	2019	2018
Audit Fees (1)	$151,500	$155,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	12,200	9,250
All Other Fees (4)	—	—
	$163,700	$164,250

(1)	Audit Fees. This category includes fees for professional services provided in conjunction with the audit of the Company’s financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of the Company’s quarterly financial statements, assistance and review of documents filed with the Securities and Exchange Commission, consents, and comfort letters and attestation services provided in connection with statutory and other regulatory filings and engagements.
(2)	Audit-Related Fees. This category includes fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, internal control reviews and assistance with internal control reporting requirements, services related to the audit of employee benefit plans, and other attestation services not required by statute or regulation.
(3)	Tax Fees. This category includes fees for professional services provided related to tax compliance, tax planning and tax advice.
(4)	All Other Fees. There were no other fees paid to Mayer Hoffman McCann P.C.

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Substantially all MHM’s personnel, who work under the control of MHM shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to MHM in an alternative practice structure.

Pre-Approval Policy

The Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee considers whether the provision of any proposed non-audit services is consistent with the Securities and Exchange Commission rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by MHM for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration.

Vote Required and Board of Directors’ Recommendation

Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2020 requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on this Proposal IV in person, or by proxy at the Annual Meeting of Shareholders. Abstentions will not be counted in the ratification of the selection of independent auditors and will have no effect on the outcome of the selection of the independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN P.C. AS THE COMPANY’S

INDEPENDENT AUDITORS.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2019, and the notes thereto.

Review with Management

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2019 and the notes thereto. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee also received and reviewed written disclosures and the letter from Mayer Hoffman McCann P.C. as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Mayer Hoffman McCann P.C. their independence from us.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Charles L. Pope (Chair)

Dr. Frederick W. Telling

Dr. Alan Dunton

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CORPORATE GOVERNANCE

Oragenics’ current corporate governance practices and policies are designed to promote shareholder value, and Oragenics is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity. You can access information regarding our corporate governance practices on our web site at www.oragenics.com/governance.html

Corporate Governance Principles

Our Board has adopted Board of Directors Corporate Governance Policy, which sets forth the principles that guide the Board’s exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers and set corporate strategy. Our Corporate Governance Policy, states that currently different individuals fill the roles of Chairman and Chief Executive Officer. Our Board may refine our Corporate Governance Principles from time to time. You can access our Corporate Governance Principles on our web site at www.oragenics.com/governance.html.

Code of Ethics/Standards of Business Conduct

It is our policy to conduct our operations in compliance with all applicable laws and regulations and to operate our business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in our Company Operating Principles, which is applicable to all of our Directors, officers and employees, and which complies with the Securities and Exchange Commission’s requirements and with listing standards of the NYSE American we have adopted.

Our Company Operating Principles are designed to promote honest and ethical conduct and compliance with all applicable laws, rules and regulations and to deter wrongdoing. Our Company Operating Principles are also aimed at ensuring that information we provide to the public (including our filings with and submissions to the Securities and Exchange Commission) is accurate, complete, fair, relevant, timely and understandable. Our Company Operating Principles can be accessed on our web site at www.oragenics.com/governance. We intend to disclose amendments to certain provisions of our Company Operating Principles, or waivers of such provisions granted to Directors and executive officers, on our web site in accordance with applicable Securities and Exchange Commission requirements.

Independence of Directors

Our Common Stock is listed on a national securities exchange, the NYSE American. Accordingly, in determining whether our Directors are independent, we are required to comply with the rules of the NYSE American. We also expect to continue to comply with securities and other laws and regulations regarding the independence of directors, including those adopted under Section 301 of the Sarbanes-Oxley Act and Rule 10A-3 under the Securities and Exchange Act of 1934 with respect to the independence of Audit Committee members. The NYSE American listing standards define an “independent director” generally as a person, other than an officer of a company, who does not, in the view of the company’s Board of Directors, have a relationship with the company that would interfere with the director’s exercise of independent judgment. The Board has affirmatively determined that each of the following directors, constituting a majority of the Board, is independent within the meaning of the NYSE American listing standards:

Dr. Frederick W. Telling

Charles L. Pope

Dr. Alan Dunton

Robert Koski

Kimberly M. Murphy

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Such independence definition includes a series of objective tests, including that the director is not an executive officer employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NYSE American listing standards, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Since February 2011, Dr. Telling, one of our independent Directors, has served as our non-executive Chairman of the Board. The responsibilities of the Chairman of the Board include: setting the agenda for each Board meeting, in consultation with the Chief Executive Officer; presiding at executive sessions; facilitating and conducting, with the Nominating Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual Directors; and conducting, with the Compensation Committee, a formal evaluation of the Chief Executive Officer and other executive officers in the context of the annual compensation review.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent Director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

In addition, as described in more detail below, our Board has three standing committees, each chairman and each member of which is an independent Director. Our Board delegates substantial responsibility to each Board committee, which reports their activities and actions back to the Board. We believe that our independent Board committees and their chairmen are an important aspect of our Board leadership structure.

Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our Board, our officers are responsible for the day-to-day management of the material risks Oragenics faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in setting our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for Oragenics. The Board regularly receives updates from management and outside advisors regarding certain risks the Company faces, including potential litigation and various operating risks.

In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, and internal investigations; our Compensation Committee oversees risks related to compensation policies and practices; and our Nominating Committee oversees governance related risks, such as Board independence and conflicts of interest, as well as management and Director succession planning. Our Board committees report their findings to the Board.

Senior management attends Board and Board committee meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. The Board holds periodic strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

Meetings of the Board of Directors and Committees

Board of Directors. Our property, affairs and business are under the general management of our Board of Directors as provided by the laws of the State of Florida and our Bylaws. The Board of Directors conducts its business through meetings of the full Board and through committees of the Board. The Board of Directors has appointed standing Audit, Compensation and Nominating Committees of the Board of Directors. The Board periodically reviews the size of the Board and recommends any changes it determines to be appropriate given our needs. Under our Bylaws, the number of members on the Board may be increased or decreased by resolution of the Board.

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The Board currently consists of six members. The Board has no formal policy regarding board member attendance at the Annual Meeting of Shareholders. All of our existing Directors attended the prior year’s annual meeting and all of our Directors are expected to attend the current Annual Meeting of Shareholders. The Board of Directors met or unanimously consented to resolutions seven times during the year ended December 31, 2019 (“Fiscal 2019”). All Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees during Fiscal 2019. In conjunction with regularly scheduled meetings, our “independent” Directors met in separate executive sessions.

Audit Committee: The Audit Committee members currently consist of Mr. Charles Pope, Dr. Frederick Telling and Dr. Alan Dunton with Mr. Pope serving as Chairman. The Board has affirmatively determined that each such person met the independence requirements for audit committee purposes based on the more stringent independence standards imposed by applicable NYSE American and Securities and Exchange Commission rules. In addition, the Board of Directors has determined that Mr. Pope is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities and Exchange Act of 1934. In March 2004, the Audit Committee adopted a written charter which was modified on April 24, 2007 and on December 29, 2009. The Company believes that its Audit Committee Charter complies with the requirements related to Sarbanes-Oxley and a current copy of the Audit Committee Charter is available on our website at www.oragenics.com. The Audit Committee met or unanimously consented to resolutions five times during Fiscal 2019.

The Audit Committee has the sole authority to engage and discharge, review the independence, qualifications, activities and compensation of the Company’s independent registered certified public accountants. The Audit Committee reports to the Board the appointment of the independent registered certified public accountants. The Audit Committee must assure regular rotation of the lead and concurring audit partners. The Audit Committee is responsible for the oversight of the Company’s financial policies, control procedures, accounting staff, and reviews and approves the Company’s financial statements. The Audit Committee is responsible for the review of transactions between the Company and any Company officer, Director or entity in which a Company officer or Director has a material interest. The Audit Committee must develop and maintain procedures for the submission of complaints and concerns about accounting and auditing matters. The Audit Committee must assure CEO and CFO certifications meet their obligations by performing a review and evaluation of the Company’s disclosure controls and procedures. The Audit Committee has the authority to engage the services of an outside advisor when required. The Audit Committee must receive reports from the independent registered certified public accountants on critical accounting policies, significant accounting judgments and estimates, off-balance sheet transactions and non-Generally Accepted Accounting Principles financial measures.

Compensation Committee: The Compensation Committee consists of Directors Dr. Alan Dunton, Dr. Frederick Telling and Mr. Charles Pope with Dr. Dunton serving as Chairman. The Board has determined that each current member of the Compensation Committee meets the applicable requirements for independence. None of the Compensation Committee members has ever been an officer or employee of the Company. The Compensation Committee is responsible for establishing the compensation of the Company’s Directors, Chief Executive Officer and all other executive officers, including salaries, bonuses, severance arrangements, and other executive officer benefits. The Committee also administers the Company’s various incentive and stock option plans and designates both the persons receiving awards and the amounts and terms of the awards. The Compensation Committee adopted a charter in March 2004 to outline its compensation, benefits and management development philosophy and to communicate to shareholders the Company’s compensation policies and the reasoning behind such policies as required by the Securities and Exchange Commission. The Charter was modified on April 24, 2007, on December 29, 2009 and again on June 6, 2013. A current copy of the Compensation Committee’s charter is available on our website at www.oragenics.com. The Compensation Committee met or unanimously consented to resolutions six times during Fiscal 2019.

Nominating Committee: The Nominating Committee consists of Directors Charles Pope, Dr. Alan Dunton and Dr. Frederick Telling with Mr. Pope serving as Chairman. The Board has determined that each current member of the Nominating Committee meets the applicable requirements for independence. The Nominating Committee met four times during Fiscal 2019. The Board adopted a nominating committee charter. The charter was updated on February 12, 2014. A current copy of the Nominating Committee’s charter is available on our website. In addition to recommending candidates to the Board for election at the Annual shareholder Meeting, the Nominating Committee oversees the evaluation of the Board as a whole and its committees, as well as individual evaluations of those Directors who are being considered for possible re-nomination to the Board. The evaluation process occurs annually and has, to date, been informal.

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The Nominating Committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential Director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. The Nominating Committee also believes it is appropriate for a member of the Company’s management to participate as a member of the Board of Directors, although at present no such management member serves on the Board of Directors. The Nominating Committee will consider as candidates for Director individuals who possess a high level of ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. Such candidates must be able to make a significant contribution to the governance of the Company by virtue of their business and financial expertise, educational and professional background. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of the Company, and the disciplines represented by incumbent Directors. In evaluating candidates for nomination as a Director, the Nominating Committee will also consider other criteria, including geographical representation, independence, practical wisdom, mature judgment and having sufficient time to devote to the affairs of the Company in order to carry out the responsibilities of a Director. One or more of our Directors is required to possess the education or experience required to qualify as an audit committee financial expert as defined in the applicable rules of the Securities and Exchange Commission. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints and a diverse mix of the specific criteria above. The entire Board of Directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees.

Shareholder Recommendation of Nominees. The Board does not currently have a policy with regard to the consideration of any Director candidates recommended by security holders. Given the Company’s current size, stage of development, and size of the Board, the Board believes that it is not currently appropriate to establish a separate policy for security holders to submit such recommendations. Notwithstanding the lack of a formal policy regarding security holder nominations, the Board may from time to time consider candidates proposed for consideration for service on the Company’s Board by security holders. The Nominating Committee will consider qualified Director nominees recommended by shareholders when such recommendations are submitted in accordance with applicable law, rule or regulation regarding Director nominations. Shareholders may submit candidates for nomination to our Board of Directors by writing to: Nominating Committee of the Board of Directors, Oragenics, Inc., 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634.

When submitting a nomination to us for consideration, a shareholder must provide certain information about each person whom the shareholder proposes to nominate for election as a Director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a Director if elected. The Board has not set any specific minimum qualifications that must be met by a nominee presented for consideration to the Board by a security holder. A Board member may become aware of a potential nominee and present such nominee to the full Board for consideration at a Board meeting. The Board would evaluate the candidate and determine whether such person should be considered for Board service based on a variety of criteria including but not limited to, whether the individual has experience in the Company’s industry, potential conflicts, and the person’s ability to work with existing Board members and expected contributions. The Board would evaluate a nominee submitted by a security holder in the same or similar manner as one recommended by the Nominating Committee.

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Direct Shareholder Communication to Board Members

The Company does not currently have a formal process for direct security holder communications to the Board. The basis for the Board’s view that it is appropriate for the Company to not have such a formal process includes but is not limited to the following: the Company’s limited financial and personnel resources, the Company’s stage of operations and development and the ability for security holders to communicate with Board members informally.

Shareholders with questions about the Company are encouraged to contact the Company’s Corporate Secretary. However, if shareholders feel their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to an individual Director(s) or to the Company’s Board of Directors, c/o Corporate Secretary, Oragenics, Inc., 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634. All shareholder communications received by the Company’s Corporate Secretary in this manner will be delivered to the individual Director(s) or to the Company’s Board of Directors.

The Chairman of the Board of Directors, Dr. Frederick Telling, is an independent Director and has been designated by the Board of Directors to preside at the executive sessions of the independent Directors. If interested parties wish to make a concern known to the independent Directors, they may do so in a writing addressed to the Chairman of the Board, Oragenics, Inc., 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634.

Director Compensation

The Director Compensation program for 2019 consisted of the following:

Non-employee directors

Cash Compensation. The Director compensation program for 2019 provided that all non-employee Directors would receive an annual base fee for service on the Board of $45,000. In addition, the Chairperson of the Board and of our Audit Committee, Compensation Committee and Nominating Committee would also receive annual fees of $40,000, $20,000, $15,000 and $10,000 respectively. All non-employee Directors serving on our Audit Committee, Compensation Committee and Nominating Committee (other than as the Chairperson) would receive an annual fee of $10,000, $7,500, and $5,000, respectively, in connection with such committee service. In addition, from time to time, the Board may establish special committees and in connection therewith determine the cash compensation that would be paid to the directors serving on a special committee at the time of the establishment of such committee. All fees for Board service are generally paid on or before the last business day of each quarter.

The Board is expecting to meet in-person for a minimum of four meetings each year. To the extent, the Board meets in excess of six in-person meetings an additional per meeting fee would also be considered to be paid to each director by the Board for such additional in-person meeting. To the extent the Board determines to establish a special committee or a special committee was previously established and continues to function, the Board would determine the cash compensation payable to each director serving on any such special committee.

Our Compensation Committee and our Board of Directors use market data as one means of evaluating and establishing Board remuneration. In 2019, the Compensation Committee engaged Korn Ferry, as a compensation consultant (“Korn Ferry”), and has assessed Korn Ferry’s independence pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Korn Ferry from independently advising the Compensation Committee. Korn Ferry advises the Compensation Committee on matters related to executive compensation, board remuneration and related governance matters.

Equity Compensation-New Director. Equity compensation is issued to Directors upon joining our Board. Non-employee Directors receive a stock option for the purchase of shares of Company’s Common Stock equating to $60,000 with an exercise price set as the Closing price of the Company’s Common Stock on the day immediately prior to the appointment to the Board, which will immediately vest and be exercisable for ten years, subject to early termination under the terms of the 2012 Equity Incentive Plan (the “2012 Incentive Plan”).

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Annual Equity Compensation Awards. As part of the Director Compensation Program each non-employee director receives equity awards under the 2012 Incentive Plan. In 2019 at the time of determining such annual equity award the Board considered the view of its compensation consultant Korn Ferry and revised its annual equity awards from 4,000 shares of restricted stock and an award of 8,000 stock options to an annual award of stock options which was based upon a value of $75,000 and equated to 156,400 stock options which were awarded under the Company’s 2012 Incentive Plan at an exercise price of $0.48 per share, the closing price on the June 20, 2019, the date of grant to each of our non-employee directors. The options are subject to time-based vesting over a one-year period on the quarterly anniversary of the date of the grant provided that the recipient remains a director of the Company through the vesting date. The stock option awards are subject to the standard terms and conditions of the Company’s form of stock option agreement which includes earlier vesting upon a change in control of the Company.

Discretionary Awards. As part of the Director Compensation Program, the Board may also make discretionary equity-based awards from time to time under our 2012 Incentive Plan. No such awards were made in 2019.

Minimum dollar value stock ownership requirements. Each non-employee director receiving the above equity-based awards will be subject to a minimum dollar value stock ownership holding requirement with respect to the awards received as well as all prior equity awards under the 2012 Incentive Plan which requirement is intended to align the ability to sell shares with the performance of the Company’s stock price. The non-employee Directors will each be subject to a minimum dollar value stock ownership requirement equal to six times the annual Board retainer ($270,000) which dollar threshold they would be precluded from selling shares of Company stock acquired from the Company under its 2012 Incentive Plan.

Reimbursement of Expenses. Non-employee Directors are also reimbursed for expenses incurred in connection with their attendance at Board or committee meetings and reasonable out-of-pocket business expenses associated with their Board service.

Long-term Incentive Compensation. The Company did not have a Long-Term Incentive Compensation plan in place performance in 2019 for its Non-Employee Directors.

The following table sets forth the compensation of our non-employee Directors in 2019.

Director Compensation Table

Name	Fees earned or paid in cash (1)	Stock Awards	Option awards (2)	All other compensation (3)	Total
Dr. Frederick W. Telling	$107,500	$—	$75,072	$—	$182,572
Robert C. Koski	$45,000	$—	$75,072	$—	$120,072
Charles L. Pope	$82,500	$—	$75,072	$—	$157,572
Dr. Alan W. Dunton	$75,000	$—	$75,072	$7,500	$157,572

(1)	Amounts represent cash compensation earned by our Non-employee Directors during 2019 in connection with their Board service.

(2)	The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718, Compensation—Stock Compensation (ASC 718). As part of the Company’s non-employee Director Compensation Program, each non-employee Director was awarded 156,400 stock options under the Company’s 2012 Incentive Plan at an exercise price of $0.48 per share, the closing price on the June 20, 2019, the date of grant. The options are subject to time-based vesting over a one-year period on the quarterly anniversary of the date of the grant provided that the recipient remains a director of the Company through the vesting date. The stock option awards are subject to the standard terms and conditions of the Company’s form of stock option agreement which includes earlier vesting upon a change in control of the Company. As of the end of the year non-employee directors, Telling, Koski, Pope and Dunton have aggregate options to acquire, 326,040, 325,540, 326,040 and 326,040, respectively and there are no stock awards outstanding for any non-employee director.

(3)	No other compensation was paid to the non-employee Directors except for reimbursement for travel expenses to Board meetings and other Board related meetings and a $7,500 payment to a company controlled by Dr. Dunton for consulting services.

Employee Directors

The Director Compensation Program provides that employee Directors receive no additional compensation in connection with their board service. There was one employee Director in 2019, Dr. Joslyn, our Chief Executive Officer, and no separate compensation is paid for his service as a director. For a summary of Dr. Joslyn’s compensation see the Summary Compensation Table.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section explains the objectives of our named executive officer compensation program, the compensation decisions we made with respect to compensation for our fiscal year ended December 31, 2019, and the factors we considered in making those decisions, and focuses on the compensation of officers who are listed below as our “named executive officers”:

●	Alan Joslyn, our President and Chief Executive Officer,

●	Michael Sullivan, our Chief Financial Officer, and

●	Martin Handfield, our Senior Vice President of Discovery Research.

The Compensation Committee of our Board of Directors is responsible for establishing and evaluating our policies governing the compensation of our executive officers, including its named executive officers. The Compensation Committee reviews and proposes recommendations to the Board of Directors regarding the compensation to be paid to the Chief Executive Officer. In addition, the Compensation Committee reviews and approves the compensation to be paid to all other executive officers. The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive. The Compensation Committee has, in the past, at times included the other members of our Board of Directors in its deliberations regarding the salaries of our named executive officers.

At our Annual Meeting of Stockholders held in 2019, on an advisory basis, a majority of the stockholders who voted on this matter approved the compensation of our named executive officers as disclosed in our 2018 Proxy Statement. The Compensation Committee believes the views of our stockholders are an important consideration when making decisions regarding our compensation program and will continue to take the views of our stockholders into consideration when assessing our compensation program and making decisions related to the structure and amount of pay.

Business Highlights

This past year was significant for the Company in the focus on completing enrollment in our Phase 2 clinical trial for our AG013 product candidate for the treatment of Oral Mucositis. Our compensation program in 2019 reflects the challenges associated with designing a compensation program at the beginning of the year in light of the efforts directed at the enrollment in a clinical trial. Despite such challenges, the Compensation Committee remains committed to a philosophy which strongly aligns pay with demonstrated performance, and is confident that the decisions made are reflective of this overarching philosophy.

Compensation Objective

Our named executive compensation programs are designed to achieve the following objectives:

●	Attract, motivate and reward named executive officers whose knowledge, skills, performance and business relationships are critical to our success;

●	Align the interests of our named executive officers and stockholders by motivating named executive officers to ultimately increase stockholder value as well as facilitate retention;

●	Motivate our named executive officers to manage our business to meet our short term and long-range goals and reward accomplishment of these goals;

●	Provide a competitive compensation package which includes some pay for performance factors.

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Compensation Determination Process

We conduct an annual review of named executive officer compensation, generally in December or January. At the Compensation Committee’s direction, our Chief Executive Officer prepares an executive compensation review for each named executive officer, other than himself, which includes recommendations for:

●	a proposed year-end bonus, if any, based on the achievement of individual and/or corporate objectives;

●	a proposed increase, if any, in base salary and target annual incentive opportunity for the upcoming year; and

●	an award, if any, of stock options or stock awards for the year under review.

As part of the compensation review, our Compensation Committee also considers changes to a named executive officer’s employment agreement, compensation arrangements, responsibilities or severance arrangements.

In accordance with NYSE requirements, the Compensation Committee also meets in an executive session without the Chief Executive Officer to consider and make recommendations to our Board of Directors regarding the Chief Executive Officer’s compensation, including base salary, cash bonus and year-end annual stock options. The Compensation Committee also grants year-end stock options to other named executive officers based on, among other factors, recommendations by our Chief Executive Officer.

In conjunction with the year-end annual compensation review, or as soon as practicable after the fiscal year-end, our Chief Executive Officer recommends to the Compensation Committee the corporate objectives and other criteria to be utilized for purposes of determining cash bonuses (i) for each named executive officer for the upcoming year (in accordance with that named executive officer’s employment agreement), and (ii) for all other employees as a group. The Compensation Committee in its discretion may revise our Chief Executive Officer’s recommendations or make its own recommendations to our Board of Directors, which may in turn suggest further revisions. At the end of the year, the Compensation Committee, in consultation with our Chief Executive Officer, reviews performance and determines the extent to which any established goals were achieved.

Setting Compensation for Named Executive Officers - Compensation Committee, Board of Directors and Chief Executive Officer

The Compensation Committee of our Board of Directors has the primary responsibility for determining compensation of our named executive officers. Our Compensation Committee recommends the compensation of our Chief Executive Officer and determines all compensation matters for our named executive officers, including base salary, bonuses, and equity compensation. Our Board of Directors, after considering the recommendations of the Compensation Committee, makes the final determination with respect to the compensation of our Chief Executive Officer. Utilizing input from our Chief Executive Officer, the Compensation Committee makes an independent decision on compensation for each other named executive officers, although our Compensation Committee has, on occasion, submitted its compensation determinations for named executive officers to our full Board of Directors for its approval.

Role of Compensation Consultant

Our Compensation Committee is authorized to engage a compensation consultant or other advisors to review our executive officers’ compensation, including a benchmarking analysis against the compensation of executive officers at comparable companies, to ensure that our compensation is market competitive, with the goal of retaining and adequately motivating our senior management. In March 2019, our Compensation Committee retained Korn Ferry as a compensation consultant (“Korn Ferry”) to assess our current compensation programs and provide recommendations for continued improved alignment of the programs with our compensation philosophy and goals and to review and make recommendations regarding our executive and director compensation for 2019.

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Our Compensation Committee regularly evaluates the performance of its compensation consultant, considers alternative compensation consultants, and has the final authority to engage and terminate such services. The Compensation Committee has assessed the independence of Korn Ferry pursuant to SEC rules and the applicable listing standards of the NYSE American and concluded that no conflict of interest exists that would prevent Korn Ferry from serving as an independent consultant to our Compensation Committee.

During 2019, Korn Ferry attended meetings of our Compensation Committee (both with and without management present) and provided the following services:

●	consulting with the Compensation Committee chair and other members between committee meetings;

●	establishing a compensation comparator peer group for use when making compensation decisions;

●	providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

●	reviewing and analyzing the base salary levels, annual cash bonus opportunities, and equity incentive compensation opportunities of our executive officers;

●	assessing executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;

●	reviewing market equity compensation practices, including burn rate and overhang, and advising on the mix of equity award types; and

●	providing competitive market data based on the compensation peer group for the non-employee members of our Board and evaluating the compensation we pay to our non-employee directors.

Benchmarking in the Context of Our Other Executive Compensation Principles

Our Compensation Committee reviews the compensation of similarly-situated executive officers at companies that we consider to be our peers, taking into consideration the experience, position and functional role, level of responsibility and uniqueness of applicable skills of both our executive officers and those of our peers, and the demand and competitiveness for attracting and retaining an individual with each executive officer’s specific expertise and experience. While this analysis is helpful in determining market-competitive compensation for senior management, it is only one factor in determining our executive officers’ compensation, and our Compensation Committee exercises its judgment in determining the nature and extent of its use.

For purposes of comparing our executive compensation against the competitive market, our Compensation Committee reviews and considers the compensation levels and practices of a group of comparable biotechnology companies. The companies in this compensation peer group for 2019 were selected by our Compensation Committee in March 2019, in consultation with Korn Ferry, on the basis of their similarity to us in terms of size, market capitalization, stage of development, research and development spend, industry sector, business strategy, and number of employees.

To analyze the compensation practices of the companies in our compensation peer group, Korn Ferry gathered data from public filings (primarily proxy statements) and from other sources. This market data was then used as a reference point for our Compensation Committee to assess our current compensation levels in the course of its deliberations on forms and amounts of compensation. Given our objective of attracting, retaining, motivating, and rewarding a highly-skilled team of executive officers and other employees, we aim to deliver a total compensation package that is within a competitive range around the median as compared to peers, with an emphasis on equity incentive compensation so as to more effectively tie our named executive officers and employees’ interests to those of our shareholders. In light of this, when undertaking its competitive analysis, our Compensation Committee reviews data pertaining to the 25th, 50th and 75th percentiles for base salary, total cash compensation (base salary plus annual bonus) and equity compensation. This competitive analysis is one factor, among others, taken into account by our Compensation Committee in assessing current compensation levels and recommending changes to compensation or additional awards of equity. Our Compensation Committee expects to review our compensation peer group at least annually and make adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.

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Our Compensation Committee believes that, given the competitiveness of our industry and our Company culture, our base compensation, annual cash bonuses and equity programs are flexible enough to reward the achievement of clearly defined corporate goals and are sufficient to retain our existing executive officers and to hire new executive officers with the appropriate qualifications and experience.

Elements of Named Executive Compensation

For 2019, the principal components of compensation for our named executive officers consisted of:

●	Annual base salary;

●	Annual bonus incentives; and

●	Equity Incentive Awards/Option Awards.

Annual Base Salary

We provide our named executive officers with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business.

During its review of base salaries for executives, the Compensation Committee primarily considers:

●	the negotiated terms of each named executive officer’s employment agreement, if any;

●	an internal review of the named executive officer’s compensation, both individually and relative to other named executive officers; and

●	base salaries paid by comparable companies in the biopharmaceutical industry that have a similar business and financial profile.

Salary levels are considered annually as part of the company’s performance review process. Merit-based increases to salaries are based on management’s assessment of the individual’s performance, the recommendations made by the Chief Executive Officer to the Compensation Committee, and the comparative compensation at peer companies. The factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Compensation Committee periodically reviews the base salary for each executive officer.

Annual Incentive Bonuses

We provide an opportunity for each of our named executive officers to receive an annual incentive bonus based on the satisfaction of individual and company objectives established by our Board of Directors, or if no objectives are established at the discretion of the Compensation Committee. These incentives can be paid in cash or stock at the discretion of the Compensation Committee. For any given year, these objectives may include individualized goals or company-wide goals that relate to operational, strategic or financial factors such as progress in developing our product candidates, achieving certain manufacturing, intellectual property, clinical and regulatory objectives, and raising certain levels of capital.

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2019 Bonus Plan

The Company established performance-based bonus targets for its named executive officers in 2019 (the “2019 Bonus Plan”). The percentages are weighted for purposes of determining bonuses, if any, for the Company’s executive officers with respect to 2019 performance. Under such cash bonus program, Dr. Joslyn, Mr. Sullivan, and Dr. Handfield are eligible for cash bonuses of up to 50%, 35% and 25% of their respective base salaries or $183,750, $80,483, and $51,345 respectively, (each a “Bonus Target”).

The bonuses payable to Dr. Joslyn were based upon the achievement of the following objectives:

(i) Up to 55% of the Bonus Target for objectives related to AG013 clinical trials and development strategy;

(ii) Up to 25% of the Bonus Target for financial performance objectives including the Company’s raising capital, budgeting and regulatory compliance;

(iii) Up to 10% of the Bonus Target for objectives related to lantibiotic program developments;

(iv) Up to 5% of the Bonus Target for strategic initiatives regarding expansion of Company development opportunities; and

(v) Up to 5% of the Bonus Target for administrative and management matters.

The bonuses payable to Mr. Sullivan were based upon the achievement of the following objectives:

(i) Up to 60 % of the Bonus Target for financial performance objectives including the Company’s raising capital, budgeting and regulatory compliance;

(ii) Up to 25% of the Bonus Target for objectives related to cost management of the AG013 clinical trials;

(iii) Up to 5% of the Bonus Target for strategic initiatives regarding expansion of Company development opportunities;

(iv) Up to 5% of the Bonus Target for objectives related to lantibiotic program toxicology studies; and

(v) Up to 5% of the Bonus Target for administrative and management matters.

The bonuses payable to Dr. Handfield were based upon the achievement of the following objectives:

(i) Up to 85% of the Bonus Target for objectives related to lantibiotic program developments, including toxicology studies, grants and publishing of, and presenting research results, and initiating collaborations;

(ii) Up to 10% of the Bonus Target for administrative and management matters; and

(iii) Up to 5% of the Bonus Target for strategic initiatives regarding expansion of Company development opportunities.

The executive officers’ actual bonuses for fiscal year 2019 were eligible to exceed 100% of their 2019 Bonus Target percentage in the event performance exceeded the predetermined goals and/or upon the achievement of other specified goals, including stretch goals. Payment of bonuses to the Company’s executive officers under the 2019 Bonus Plan and the actual amount of such bonus, if any, were subject to the discretion of the Compensation Committee.

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Equity Incentive Compensation

We believe that successful long-term corporate performance is more likely to be achieved with a corporate culture that encourages a long-term focus by our named executive officers and other employees through the use of equity awards, the value of which depends on our stock performance. We established our 2012 Equity Incentive Plan, as amended to provide all of our employees, including our named executive officers, with incentives to help align our employees’ interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stockholder value. Additionally, equity awards provide an important retention tool for all employees, as the awards generally are subject to vesting over an extended period of time based on continued service with us.

We typically grant equity awards in connection with hiring a new employee. In addition, equity awards may also be granted for performance annually at, or soon after, the end of each year, depending on position, performance and tenure at the Company.

The determination of whether to grant stock options, as well as the size of such grants, to our named executive officers involves assessments by the Compensation Committee and our Board of Directors and, with respect to named executive officers other than himself, our Chief Executive Officer. Generally, annual equity awards are driven by our desire to retain and motivate our named executive officers, and we consider individual performance and contributions during the preceding year to the extent the Compensation Committee and our Board of Directors believe such factors are relevant. As with base salary and cash bonuses, in evaluating and determining stock option grants to our named executive officers, the Compensation Committee and our Board of Directors also considers publicly available data prepared by Korn Ferry at the request of the Compensation Committee from other similar clinical stage companies identified by the Compensation Committee.

We currently grant stock options or stock awards to new employees when they join our Company based upon their position with us and their relevant prior experience. The range of options that can be granted to employees is prescribed in a schedule based on employee’s title and position. The awards granted by the Compensation Committee generally vest over time during the ten-year option term (although some previously granted awards vest immediately), or upon the achievement of certain milestones. Unless otherwise agreed to by us with respect to a termination without “cause” or for “good reason,” vesting and exercise rights generally cease upon termination of employment, except in the case of death (subject to a one-year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents. In addition to the initial option grants, our Compensation Committee may grant additional options to retain our employees and reward, or provide incentive for, the achievement of corporate goals and strong individual performance. Our Board of Directors has not granted our Chief Executive Officer the discretion to grant options to non-executive employees upon joining our Company, or to make grants during each annual non-executive employee review cycle.

It is our policy to award stock options at an exercise price equal to the closing price on the NYSE American Market of our Common Stock on the date of the grant. For purposes of determining the exercise price of stock options, the grant date is deemed to be the later of the first day of employment for newly hired employees, or the date on which the Compensation Committee approves the stock option grant.

We have no program, practice or plan to grant stock options, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation, and we have no plan to do so. We do, however, have a policy regarding the adjustment or recovery of stock option awards in connection with the restatement of our financial statements, as our stock option awards have not been tied to the achievement of specific financial statement goals.

Other Compensation

Other aspects of compensation applicable to our named executive officers consist of the following:

Retirement Benefits. The Company maintains a Simple Individual Retirement Arrangement plan in which all full-time employees, including the Company’s named executive officers, are eligible to participate. The Company provides this plan to help its employees save some amount of their cash compensation for retirement in a tax efficient manner. The Company does not provide an option for its employees to invest in the Company’s stock under the 401k plan. The Company matches 100% of the employee’s contribution up to a maximum of 3% of the employee’s compensation.

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Health and Welfare Benefits. All full-time employees, including our named executive officers, may participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage as may be provided and applicable to all employees.

Perquisites. We do not provide perquisites or other personal benefits to our named executive officers other than those that we provide to our employees.

Employment Agreements. During 2019, the Company had employment agreements in effect with Dr. Alan Joslyn, Mr. Michael Sullivan, and Dr. Martin Handfield. The Company entered into employment agreements with these officers to ensure that they would perform their respective roles with the Company for an extended period of time. In addition, the Company also considered the critical nature of each of their positions and the Company’s need to retain them when the Company committed to these agreements. See “Employment Contracts and Change in Control Arrangements.”

2019 Named Executive Officer Compensation Decisions

We believe that the total compensation paid to our named executive officers for the fiscal year ended December 31, 2019 achieved the overall objectives of our executive compensation program. In accordance with our overall objectives, we believe executive compensation for 2019 was competitive with other similarly-sized companies. The Compensation Committee took the following key compensation actions in 2019:

Base Salaries

During 2019, we made no changes in the annual base salaries of our named executive officers.

Determination of Cash Bonus-2019

We made performance-based cash bonus awards pursuant to the terms of the 2019 Bonus Plan to Dr. Joslyn, Mr. Sullivan, and Dr. Handfield of $87,282, $76,458, and $33,374, respectively, based upon their performance during 2019. These performance-based cash bonus awards were made in December of 2019.

Determination of Equity Awards:

We made no equity awards to Dr. Joslyn, Mr. Sullivan, and Dr. Handfield during 2019.

Other Policies and Considerations - Employment Contracts and Change in Control Arrangements

Employment Agreement—Dr. Joslyn

We have entered into an Executive Employment Agreement dated as of June 6, 2016, with Dr. Alan Joslyn pursuant to which Dr. Joslyn serves as our President and Chief Executive. The employment term is a one-year term with an automatic 12-month extension thereafter unless either party provides the other 30 days’ prior written notice of its intention not to renew the employment agreement.

Dr. Joslyn received a one-time signing bonus of $25,000 upon execution of the employment agreement and is currently entitled to receive an annual base salary of $350,000 which is subject to annual review and adjustment by the Company’s Board of Directors. He is eligible to receive annual performance bonus from the Company of up to fifty percent (50%) of his annual base salary based upon appropriate Company-based and individual-based targets specified by the Compensation Committee of the Board, in its discretion, as approved by the full Board of Directors. Dr. Joslyn is also entitled to participate in our employee benefit plans on terms comparable to other full-time employees as well as four weeks paid vacation annually.

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The employment agreement also provided for Dr. Joslyn to be granted equity awards under the Company’s 2012 Incentive Plan consisting of (i) stock options to purchase 30,000 shares of the Company’s Common Stock at an exercise price equal to $5.50 per share which stock options shall vest is six installments of 5,000 shares each every six months after June 6, 2016, provided that he has continued his employment with the Company through such dates, and (ii) 3,000 shares of restricted stock of the Company, vesting in two installments on the six month and twelve month anniversaries of June 6, 2016. All of the performance bonuses, as well as any equity awards which are granted to Dr. Joslyn or which become vested as a result of the satisfaction of financial performance goals of the Company, are subject to the Company’s policy on recoupment or clawback of executive incentive compensation.

Dr. Joslyn is subject to a covenant not to disclose our confidential information during his employment term and an assignment of intellectual property rights. Also, during his employment term and for a period of 12 months thereafter, Dr. Joslyn covenants not to compete with us and not to solicit any of our customers, vendors or employees. If Dr. Joslyn breaches any of these covenants, the Company will be entitled to injunctive relief.

If Dr. Joslyn’s employment is terminated by us for Cause (as defined in his employment agreement) or by Dr. Joslyn during the term of the agreement, he will be entitled to receive his (i) his then-current annual base salary through the date of termination; (ii) any reimbursable expenses for which he has not yet been reimbursed as of the date of termination; and (iii) any other rights and vested benefits (if any) provided under employee benefit plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs (“Accrued Compensation”).

If Dr. Joslyn’s employment is terminated by us without “Cause”, subject to his execution of a release of claims against us, and in addition to the payment of the Accrued Compensation, the Company is obligated to make payments to Dr. Joslyn within 60 days after his termination date equal to six months of his annual base salary, as in effect at the termination date, plus any earned but unpaid bonus (the “Additional Severance Payments”).

The employment agreement also contains change of control provisions providing that if Dr. Joslyn’s employment with the Company is terminated by the Company without Cause during the period of ninety (90) days following a Change in Control (as that term is defined below) of the Company, in lieu of the Additional Severance Payments described above, Dr. Joslyn will be entitled to receive a severance payment equal to the sum of (i) six (6) months of his annual base salary, at the higher of the base salary rate in effect on the date of termination or the base salary rate in effect immediately before the effective date of the Change of Control, and (ii) his Performance Bonus for the year which includes the effective date of the Change in Control, payable at the target level of performance, which will be paid in a single lump sum after his execution and non-revocation of the Release. In addition, he will also receive in the same payment the amount of any performance bonus that, as of the date of termination, has been earned by Dr. Joslyn but has not yet been paid by the Company. If Dr. Joslyn holds any stock options or other stock awards granted under the Company’s 2012 Incentive Plan which are not fully vested at the time his employment with the Company is terminated by the Company without Cause during the period of ninety (90) days following a Change in Control, such equity awards shall become fully vested as of the termination date. For purposes of the employment agreement, the term “Change in Control” means a transaction or series of transactions which constitutes a sale of control of the Company, a change in effective control of the Company, or a sale of all or substantially all of the assets of the Company, or a transaction which qualifies as a “change in ownership” or “change in effective control” of the Company or a “change in ownership of substantially all of the assets” of the Company under the standards set forth in Treasury Regulation section 1.409A-3(i)(5).

Dr. Joslyn’s employment agreement also provides that each of the payments and benefits under the agreement are subject to compliance with Section 409A of the Code and it includes time of payment language intended to comply with Section 409A requirements.

First Amendment to Dr. Joslyn’s Employment Agreement

On June 8, 2018 we entered into an amendment to Dr. Joslyn’s employment agreement which extended the term of his agreement to June 6, 2020. All other terms of his employment agreement remained in full force and effect.

Second Amendment to Dr. Joslyn’s Employment Agreement

On June 5, 2020 our Board of Directors approved an amendment to Dr. Joslyn’s employment agreement which extended the term of his agreement to June 6, 2022. All other terms of his employment agreement remained in full force and effect.

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Employment Agreements—Mr. Sullivan and Dr. Handfield

We have entered into employment agreements with our Chief Financial Officer, Mr. Michael Sullivan and Dr. Martin Handfield, our Senior Vice-President of Research and Development (the “Employment Agreements”). The annual base salaries provided in the Employment Agreements are payable in installments consistent with our normal payroll practices. Mr. Sullivan and Dr. Handfield are also eligible under the Employment Agreements to receive annual bonuses during the term at the discretion of the Compensation Committee and the Board of Directors with Mr. Sullivan’s employment agreement providing for such a discretionary bonus of up to 35% of his base salary and with Dr. Handfield’s employment agreement providing for a discretionary bonus component, which the Compensation Committee has set as up to 25% of his base salary.

The Employment Agreements are terminable at any time by either party and if the executive officer is involuntarily terminated by us, he shall receive his base salary and vacation pay each accrued through the date of termination, and any nonforfeitable benefits earned and payable to him under the terms of the employee handbook (which applies to all employees) and benefits available under any applicable incentive plan in which the executive participates. In addition, if the executive officer’s separation from employment is not voluntary and without cause, we would be obligated to pay the executive officer six months of his annual base salary as severance and the executive shall be entitled to out placement services. If the executive officer is terminated for cause, he shall be entitled to receive his base salary and accrued vacation due through the date of termination and any nonforfeitable benefits already earned and payable to the executive under the terms of the employee handbook or other applicable incentive plans maintained by us. Cause is defined in the Employment Agreements as any action that is illegal, immoral, or improper that reflects on the Company, the employee, or the ability of either to function optimally. If the executive officer voluntarily resigns, he shall be entitled to this base salary and accrued vacation due through the date of termination (including any mutually agreed upon notice period) and any nonforfeitable benefits already earned and payable to the executive officer employee under the terms of the employee handbook or other incentive plans maintained by us.

If the executive officer dies during the term of employment with us, his estate shall be paid his salary as it would have accrued over a period of thirty days after the executive officer’s death. We shall also extend the executive officer’s right to exercise vested stock options for six months. In the event the executive officer becomes disabled (as defined in the then applicable short and long-term disability insurance policies) we shall pay to the executive officer his salary as it would have accrued over a period of 30 days after the executive became so disabled and we shall extend the executive officer’s right to exercise vested stock options for six months.

The Employment Agreements also each include non-disclosure and Company ownership of invention provisions, as well as a provision providing for the Company to defend and indemnify the executive if the executive is named as a defendant in any lawsuit regarding any action taken within the scope of employment. In the event of a change in control, any stock options or other awards granted (other than performance awards) under our 2012 Incentive Plan shall become immediately vested in full and, in the case of stock options, exercisable in full. If the change in control results in an involuntary separation from employment of the executive officer within 180 days following a change in control, the executive officer would be entitled to (i) receive six months of salary and the extension of his benefits (excluding vacation time and paid time off) and (ii) exercise vested options for six months from the date of separation. Under the Employment Agreements, “involuntary separation of employment” means (i) termination without cause, (ii) any reduction in responsibilities of office altering the status of the executive officer as an employee, or (iii) the duplication of the executive officer’s position by an equivalent executive in an acquiring entity; and “change in control” means the sale of the entire company, or substantially all of its assets, or the sale of the business unit employing an individual which results in the termination of employment or subsequent transfer of the employment relationship to another legal entity, or entity, or single party acquiring more shares than are owned by the Koski Family Limited Partnership, including its members and their immediate families, including spouses and their children.

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On February 20, 2015, we entered into an amended and restated employment agreement, effective January 1, 2015, with Mr. Sullivan. The terms of Mr. Sullivan’s amended and restated employment agreement were substantially similar to those of the previous agreement disclosed above except for:

1.	The percentage of base salary eligible for bonus awards was set as previously disclosed for Mr. Sullivan at up to 35% of base salary.

2.	A provision was added in Mr. Sullivan’s agreement to provide for the clawback of bonuses pursuant to the Board’s adoption of a clawback policy. In the A&R Employment Agreement Mr. Sullivan acknowledges and agrees that any incentive-based compensation paid to him will be subject to clawback or repayment to the extent such clawback or repayment is required by the terms of the Company’s recoupment, clawback or similar policy as may be in effect from time to time, or as required by law.

3.	A provision was added whereby Mr. Sullivan would be required to release the Company as a condition to receiving any severance benefit provided by his A&R Employment Agreement with the form of release added and attached as an exhibit to his A&R Employment Agreement.

4.	The definition of a change of control in the prior agreement was revised to align it with the definition of a change in control set forth in the Company’s 2012 Incentive Plan as follows:

(i)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)	A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of this Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of our Company’s compensation policy.

Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of FASB ASC Topic 718. This accounting treatment has not significantly affected our executive compensation decisions.

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Clawbacks

In order to further align management’s interests with those of shareholders and to support the Company’s governance practices, the Board of Directors adopted a recoupment policy applicable to annual bonuses and other short-term and long-term incentive compensation based on financial targets (“Incentive Compensation”) received by current and former executive officers of the Company and such other senior executives/employees of the Company who may from time to time be deemed subject to the policy by the Board of Directors (“Covered Executive”). The policy provides that if, as a result of a restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, a Covered Executive received more Incentive Compensation than the Covered Executive would have received absent the incorrect financial statements, the Company shall recover said excess Incentive Compensation (defined as the excess of (i) the actual amount of Incentive Compensation paid to the Covered Executive over (ii) the Incentive Compensation that would have been paid based on the restated financial results during the three-year period preceding the date on which the Company is required to prepare such restatement). The policy also provides that if the Board of Directors makes a determination in its sole discretion that a Covered Executive engaged in Misconduct (as defined below), the Board of Directors may require reimbursement or forfeiture of all or part of the Incentive Compensation received by the Covered Executive. The Board of Directors may use its judgment in determining the amount to be recovered. Misconduct is defined as (i) conviction of a felony, (ii) material breach of any agreement with the Company, (iii) material breach of any Company policy or code, (iv) act of theft, embezzlement or fraud, (v) misrepresentation or misstatement of financial or performance results, and (vi) any other act or event that the Board of Directors has determined that recoupment is appropriate.

Consideration of Stockholder Advisory Vote on Executive Compensation

The Compensation Committee also expects to consider the results of our stockholder advisory vote on executive compensation. At the Company’s previous annual meeting, the Company’s shareholders voted in favor of the compensation of our named executive officers: approximately 91.7% of the shares represented in person or by proxy having voted in favor of the program. In light of these results, the Compensation Committee decided to substantially continue to continue the executive compensation program in 2019. The Board of Directors determined that stockholder advisory votes on executive compensation will be submitted to stockholders of the Company annually until the next required advisory vote on the frequency of conducting advisory votes on executive compensation.

Summary Compensation Table

The following table sets forth the aggregate compensation in 2019 and 2018 for services in all capacities paid or accrued by the Company to Dr. Alan Joslyn, Mr. Michael Sullivan, our Chief Financial Officer, and our next most highly compensated officers who earned more than $100,000 in total salary and bonus during the fiscal year ended December 31, 2019 (the “Named Executive Officers”).

Name and principal position	Year	Salary	Bonus(1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)	Total
Dr. Alan Joslyn	2019	$367,500	$87,282	$—	$—	$33,612	$488,394
President and Chief Executive Officer	2018	$350,000	$140,000	$—	$330,280	$14,703	$834,983

Michael O. Sullivan	2019	$229,950	$76,458	$—	$—	$6,899	$313,307
Chief Financial Officer	2018	$219,000	$72,818	$—	$207,180	$6,570	$505,568

Dr. Martin Handfield	2019	$205,380	$33,374	$—	$—	$6,162	$244,916
Senior Vice President Discovery Research	2018	$195,600	$39,120	$—	$182,560	$5,868	$423,148

(1)	The amounts in this column for 2019 represent a performance-based cash bonus award made pursuant to the terms of the Bonus Plan 2019 which was earned and paid in 2019.

(2)	No equity awards were made to our named executive officers in 2019.

(3)	Amounts in this column for Dr. Joslyn, Mr. Sullivan and Dr. Handfield represent the Company’s matching contributions to our Simple IRA retirement plan. The retirement plan requires us to match employee contributions up to the first 3% of compensation earned. For Dr. Joslyn, the amount reflected also includes $22,587 which represents amounts reimbursed by the Company for Dr. Joslyn’s expense in commuting to the Company’s headquarters in Tampa, Florida. Such reimbursement amount is included in Dr. Joslyn’s compensation.

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The Compensation Committee believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. The Compensation Committee utilizes the 2012 Equity Incentive Plan to provide incentives to employees. We do not have any separate long-term incentive plans that provide compensation intended to serve as incentives for performance other than awards contemplated under, or pursuant to, our 2012 Equity Incentive Plan.

Outstanding Equity Awards

The following table provides information concerning unexercised options outstanding as of December 31, 2019:

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Dr. Alan Joslyn	266,666	133,334	(1)	0.73	9/27/2028
President and Chief Executive Officer	28,000			1.52	6/22/2028
	9,334	4,666	(2)	3.70	6/22/2027
	30,000			5.50	6/6/2026

Michael O. Sullivan	166,666	83,334	(1)	0.73	9/27/2028
Chief Financial Officer	18,000			1.52	6/22/2028
	11,666	5,834	(2)	3.70	6/22/2027
	20,000			13.20	3/16/2025
	4,000			8.80	12/8/2024
	2,500			8.60	10/30/2024
	4,500			12.00	2/10/2022

Dr. Martin Handfield	146,666	73,334	(1)	0.73	9/27/2028
Senior Vice President of Discovery Research	16,000			1.52	6/22/2028
	9,334	4,666	(2)	3.70	6/27/2027
	15,000			13.20	3/16/2025
	4,000			8.80	12/8/2024
	1,680			15.00	9/27/2021

(1)	Represents awards that are time vested with each award vesting evenly on an annual basis over two years, subject to earlier vesting upon a change in control as defined in the award agreements.

(2)	Represents awards that are time vested with each award vesting evenly on an annual basis over three years, subject to earlier vesting upon a change in control as defined in the award agreements.

The Company believes that the total compensation paid to its named executive officers for the fiscal year ended December 31, 2019 achieved the overall objectives of its executive compensation program. In accordance with its overall objectives, executive compensation for 2019 was competitive with other similarly-sized companies. The Compensation Committee and Board took the following key compensation actions in 2019:

Determination of Annual Base Salaries

On December 19, 2018, the Compensation Committee and Board authorized increases in the annual salary for each of the Company’s named executive officers effective January 1, 2019 in the amounts set forth below.

Name	Annual Salary For 2018	Increase	Annual Salary For 2019
Dr. Alan Joslyn	$350,000	$17,500	$367,500
Michael Sullivan	$219,000	$10,950	$229,950
Dr. Martin Handfield	$195,600	$9,780	$205,380

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information about beneficial ownership of our Common Stock as of July 2, 2020 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of the Common Stock, (ii) each of the Company’s directors and named officers and (iii) all directors and officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name.

Name and address(1)	Number of shares beneficially owned	Percentage of ownership (2)
Directors and officers
Dr. Frederick W. Telling (3)	971,618	1.7%
Alan Joslyn (4)	841,667	1.5%
Robert C. Koski (5)	2,406,424	4.3%
Charles L. Pope (6)	510,188	*
Dr. Alan Dunton (7)	543,841	1.0%
Kimberly Murphy (8)	138,664	* %
Michael Sullivan (9)	497,422	* %
(All Directors and officers as a group 7 persons)	5,909.824	9.9%

5% shareholders
Joseph Hernandez(10)	9,200,000	16.6%
Randal J. Kirk(11)	4,612,166	8.3%

*	Beneficial ownership percentage is less than 1%.

(1)	Except as indicated, the address of the person named in the table is c/o Oragenics, Inc., 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after July 2, 2020, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock held by them. Applicable percentage ownership is based on [55,362,803] shares of the Common Stock outstanding as of July 2, 2020. The inclusion in the table above of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Includes: (i) 482,080 shares able to be acquired pursuant to stock options, and (ii) 150,000 shares able to be acquired upon the exercise of warrants and excludes 156,540 shares subject to options that have not vested.

(4)	Includes (i) 738,667 shares able to be acquired pursuant to stock options; and (ii) 33,333 shares able to be acquired upon the exercise of warrants. Excludes 533,333 shares subject to options that have not vested.

(5)	The share amounts include: (i) 1,086,483 shares held by the Koski Family Limited Partnership (“KFLP”) of which Mr. Koski is a general partner; (ii) 300,000 shares able to be acquired by the KFLP upon conversion of Series B Convertible Preferred Stock; (iii) 241,936 shares able to be acquired by the KFLP upon exercise of warrants; (iv) 242,839 shares owned directly by Mr. Koski; (v) 53,086 shares owned directly by trusts for which Mr. Koski serves as sole trustee as follows: the Robert Clayton Koski Trust for the benefit of Anthony James Hunter (10,760 shares); The Robert Clayton Koski Trust for the benefit of Hunter Buchanan Koski (10,760 shares); The Robert Clayton Koski Trust for the benefit of Clayton Ward Bennett (10,000 shares); and The Robert Clayton Koski Trust for the benefit of Robert Edward Koski (10,760 shares) and the Robert Clayton Koski Trust for the benefit of Elyse Margaux Koski (10,806 shares); and (vi) 482,080 shares able to be acquired pursuant to stock options and excludes 156,540 shares subject to options that have not vested.

(6)	Includes: 482,080 shares able to be acquired pursuant to stock options and excludes 156,540 shares subject to options that have not vested.

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(7)	Includes: (i) 482,580 shares able to be acquired pursuant to stock options and (ii) 20,000 shares able to be acquired upon the exercise of warrants and excludes 156,540 shares subject to options that have not vested.

(8)	Includes 138,664 shares able to be acquired pursuant to stock options awarded to Ms. Murphy upon joining our Board of Directors.

(9)	Includes: 483,167 shares able to be acquired pursuant to stock options and excludes 333,333 shares subject to options that have not vested.

(10)	Based upon information provided by Schedule 13D filed with the Securities and Exchange Commission, dated May 15, 2020 and Form 3 dated May 15, 2020. Excludes the NTI Transaction Warrants to purchase 9,200,000 shares of the Company’s common stock, which are not currently exercisable and are the subject of Proposal III being submitted to our shareholders.

(11)	Based upon information provided by Schedule 13D filings with the Securities and Exchange Commission, dated June 12, 2012, August 3, 2012, October 2, 2013, November 2, 2013, December 26, 2013, November 13, 2017 and March 2, 2020 and Form 4 dated July 5, 2016. On January 1, 2020, TS Biotechnology Holdings, LLC (“TS Biotechnology”) and Precigen, Inc. formerly known as Intrexon Corporation (“Precigen”) entered into a Stock and Asset Purchase Agreement, pursuant to which TS Biotechnology purchased from Precigen, 1,448,110 shares of Oragenics’ Common Stock. At closing, TS Biotechnology elected to have the Purchase Agreement Shares issued directly to its members, all of which are either entities managed by Third Security or for which Mr. Kirk serves as Trustee. the number of shares includes (i) 1,448,109 shares previously owned directly by Precigen, Inc.; (ii) 100,056 shares owned directly by NRM VII Holdings, I, LLC, a Virginia Limited Liability Company that is also controlled by Mr. Kirk; and (iii) 3,064,000 shares of Common Stock, in open market transactions between January 31, 2020 and March 2, 2020. Mr. Kirk is the Chairman of Precigen and over which Mr. Kirk, directly and through certain affiliates, has voting and dispositive power of a majority of the outstanding capital stock. Mr. Kirk may therefore be deemed to have voting and dispositive power over the 100,056 shares of Common Stock owned by NRM Holdings and the 1,448,110 shares of Common Stock owned by Precigen and the 3,064,000 shares purchased by Mr. Kirk’s entities. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Mr. Kirk’s principal business office is The Governor Tyler, 1881 Grove Avenue, Radford, Virginia 24141.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Securities and Exchange Commission rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving an amount that exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

The Audit Committee of the Board of Directors (or, to the extent applicable, our disinterested directors) is responsible for reviewing all transactions between the Company and any officer or Director of the Company or any entity in which an officer of Director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.

Financing Transactions

Stock Purchase Agreement-Acquisition of Noachis Terra Inc.

On May 1, 2020, we entered into a Stock Purchase Agreement with Mr. Joseph Hernandez, the sole shareholder of Noachis Terra, pursuant to which we acquired one hundred percent (100%) of the total issued and outstanding common stock of Noachis Terra (the “Transaction”). In exchange, Mr. Hernandez, received the following: (i) cash consideration equal to $1,925,000, of which approximately $500,000 was applied to extinguish Noachis Terra’s pre-Transaction liabilities (a portion of which were due to Mr. Hernandez); (ii) 9,200,000 restricted shares of our common stock, the sale of which shares cannot occur until the earlier of (a) our share price closing above $2.50 per share, (b) our announcement that we have received funding from BARDA, or (c) six months from the Transaction’s closing; and (iii) warrants to purchase 9,200,000 shares of our common stock, which warrants carry an exercise price of $1.25 per share, a five-year term, and may not be exercised until we have obtained shareholder approval with respect to the exercisability of the warrants pursuant to the New York Stock Exchange American (“NYSE American”) requirements. Following such approval, the warrants may not be exercised until the earlier of (a) notification of BARDA’s willingness to fund development of the TerraCoV2 vaccine product candidate, (b) phase 1 clinical results demonstrating activity, or (c) the first anniversary of the Transaction’s closing.

In addition to the above consideration, Mr. Hernandez was entitled to receive contingent consideration based upon the exercise of certain of our outstanding warrants as follows: (i) twenty percent (20%) of the cash proceeds received by the Company upon exercise of the Company’s warrants carrying an exercise price of $0.75 and $0.90; and (ii) forty-five percent (45%) of the cash proceeds received by the Company upon exercise of the Company’s warrants carrying an exercise price of $1.00, in each case, for so long as the warrants remain outstanding. The warrants with an exercise price of $0.75 expired on May 14, 2020 pursuant to their terms, none of which were exercised on or after May 1, 2020.

Pursuant to the Stock Purchase Agreement, within thirty (30) days of the Transaction’s closing, we filed with the Securities and Exchange Commission a registration statement covering the 9,200,000 shares of the Company’s common stock and the warrants to purchase 9,200,000 shares of the Company’s common stock, which registration statement must be declared effective within ninety (90) days after the filing of the registration statement. The registration statement was filed on May 29, 2020.

The Lantibiotic Exclusive Channel Collaboration Agreement with Precigen, Inc. (“Precigen”)

On June 5, 2012, we entered into the Lantibiotic ECC with Precigen that governs a “channel collaboration” arrangement in which we will use Precigen’s advanced transgene and cell engineering platforms for the development and production of lantibiotics, a class of peptide antibiotics that are naturally produced in Gram-positive bacteria and contain the characteristic polycyclic thioether amino acids lanthionine and methyllanthonine (collectively, the “Lantibiotics Program”). The Lantibiotic ECC and Lantibiotic Stock Issuance Agreement were assigned to and assumed by ILH Holdings, Inc., (“ILH”) a wholly owned subsidiary of Precigen, Precigen subsequently sold the majority of its bioengineering assets, inclusive of ILH, to TS Biotechnology LLC, an entity managed by Third Security. In addition, Precigen sold its holdings in our securities to TS Biotechnology. The Lantibiotic ECC provides for the establishment of committees comprised of our representatives and representatives from ILH Holdings, Inc. (“Collaboration Partner”) following the assignment by Precigen that will govern activities related to the Lantibiotics Program in the areas of project establishment, chemistry, manufacturing and controls matters, clinical and regulatory matters, commercialization efforts and intellectual property matters. The Joint Steering Committee establishes projects for the Lantibiotics Program and establishes the priorities, as well as approved the budgets for projects. In November of 2017 in connection with our Series B Preferred Financing, we amended the Lantibiotic ECC to revise the payments, we are obligated to make to our Collaboration Partner as described below.

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The Lantibiotic ECC grants us an exclusive worldwide license to use patents and other intellectual property of Precigen in connection with the research, development, use, importing, exporting, manufacture, sale, and offer for sale of drug products involving the direct administration to humans or companion animals of a lantibiotic for the prevention or treatment of infectious disease (“Oragenics Products”). Such license is exclusive with respect to any clinical development, selling, offering for sale or other commercialization of Oragenics Products, and otherwise is non-exclusive. Subject to limited exceptions, we may not sublicense the rights described without Precigen’s written consent.

Under the Lantibiotic ECC, and subject to certain exceptions, we are responsible for, among other things, funding the further anticipated development of lantibiotics toward the goal of commercialization, conducting nonclinical and clinical development of candidate lantibiotics, as well as for other aspects of manufacturing and the commercialization of the product(s). Among other things, our Collaboration Partner is responsible for technology discovery efforts, cell-engineering development, certain aspects of the manufacturing process, and costs of filing, prosecution and maintenance of our Collaboration Partner’s patents. Under the Lantibiotic ECC our Collaboration Partner has the option to perform any manufacturing activities in connection with the Lantibiotic Program that relate to the use of our Collaboration Partner material, the manufacture of bulk drug products, the manufacturing of bulk quantities, other components of Oragenics Products, or any earlier steps in the manufacturing process for Oragenics Products. To the extent our Collaboration Partner so elects, a separate manufacturing and supply agreement may be entered into between our Collaboration Partner and the Company.

Pursuant to the terms of the Lantibiotic ECC, as amended, we are obligated to pay our Collaboration Partner on a quarterly basis 10% of net sales derived in that quarter from the sale of products developed from the Lantibiotic ECC, calculated on an Oragenics Product-by-Oragenics Product basis and we will pay our Collaboration Partner on a quarterly basis 25% of revenue obtained in that quarter from a sublicensor in the event of a sublicensing arrangement.

We have agreed to indemnify and hold our Collaboration Partner -harmless from any damages caused as a result of (i) our negligence or willful misconduct, (ii) the use, handling, storage, or transport of our Collaboration Partner Materials (as defined in the Lantibiotic ECC), (iii) our breach of a material representation, warranty or covenant in the Lantibiotic ECC, or (iv) the design, development, manufacture, regulatory approval, handling, storage, transport, distribution, sale or other disposition of any Oragenics Product.

Our Collaboration Partner may terminate the Lantibiotic ECC if we fail to use diligent efforts to develop and commercialize Oragenics Products or if we elect not to pursue the development of a Lantibiotics Program identified by our Collaboration Partner that is a “Superior Therapy” as defined in the Lantibiotic ECC. We may voluntarily terminate the Lantibiotic ECC at any time upon 90 days written notice to our Collaboration Partner.

Upon termination of the Lantibiotic ECC, we may continue to develop and commercialize any Oragenics Product that has been, at the time of termination:

(i)	commercialized by us;

(ii)	approved by regulatory authorities;

(iii)	a subject of an application for regulatory approval that is pending before the applicable regulatory authority; or

(iv)	the subject of at least an ongoing Phase 1, Phase 2 or Phase 3 clinical trial in the Field (in the case of a termination by our Collaboration Partner due to an uncured material breach by the Company or a voluntary termination by us).

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Our obligation to pay 10% of net sales, 25% of sublicensing revenue and the milestone payments described below with respect to these “retained” products as well as to use diligent efforts to develop and commercialize these “retained” Oragenics Products will survive termination of the Lantibiotic ECC.

In addition, in partial consideration for each party’s execution and delivery of the Lantibiotic ECC, we entered into a Stock Issuance Agreement with our Collaboration Partner. Pursuant to the Stock Issuance Agreement, we issued to our Collaboration Partner 439,243 shares of our Common Stock as an initial technology access fee, in consideration for the execution and delivery of the Lantibiotic ECC and granted our Collaboration Partner certain equity participation rights and registration rights.

The registration rights granted to our Collaboration Partner in the Stock Issuance Agreement by us consisted of “piggyback registration” rights which permit our Collaboration Partner to participate in any firm commitment underwritten offering of securities by us, subject to underwriter cutbacks and lockups. In addition, we are precluded from granting registration rights in connection with a private placement unless (i) all shares held by our Collaboration Partner are, at the time of such private placement, included on a registration statement, or (ii) we agree, in connection with such private placement, to grant our Collaboration Partner the right to include on the registration statement a number of our Collaboration Partner’s Company shares equal to one half of the number of shares to be registered on behalf of the other holders or prospective holders.

Pursuant to the Stock Issuance Agreement, our Collaboration Partner is also entitled, at its election, to participate in future securities offerings by us that constitute “qualified financings” and purchase securities equal to 30% of the number of shares of Common Stock or other securities sold in such offering (exclusive of our Collaboration Partner’s purchase). For this purpose, a “qualified financing” means a sale of Common Stock or equity securities convertible into Common Stock in a public or private offering, raising gross proceeds of at least $1,000,000, where the sale of shares is either registered under the Securities Act of 1933, as amended, at the time of issuance or we agree to register the resale of such shares.

In November of 2017, the Stock Issuance Agreement was also amended. Under the terms of the amendment, we have agreed to make certain payments, in cash, to our Collaboration Partner upon our achievement of designated milestones. The milestone events and amounts payable are as follows:

(i)	a one-time payment of twenty-five million United States dollars ($25,000,000) within six (6) months of the achievement of the Regulatory Approval Milestone Event meaning receiving approval from the FDA of a New Product Application (or equivalent regulatory action in a foreign jurisdiction) for an Oragenics Product;

(ii)	a one-time payment of five million United States dollars ($5,000,000) within six (6) months of the achievement of the New Indication Milestone Event meaning receiving approval from the FDA of a Supplemental FDA Application (or an equivalent filing with another equivalent regulatory agency) which Supplemental FDA Application sought approval of an indication for use of the Oragenics Product other than the current regulatory-approved indication; and

(iii)	a one-time payment of five million United States dollars ($5,000,000) within six (6) months of the achievement of the New Product Milestone Event meaning the receiving of approval from the FDA of a New Product that is deemed to be a different drug product that the first Oragenics Product that was clinically pursued under the Lantibiotics Program.

On July 21, 2016, the Lantibiotics ECC was amended to revise the definition of Field in view of a provisional patent application filing between our Collaboration Partner and Oragenics and to further clarify Oragenics’ rights under the Lantibiotic ECC to genetically modified Streptococcus mutans that express Lantibiotic(s).

None of the Lantibiotic ECC milestones had been achieved as of December 31, 2019.

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The Oral Mucositis Exclusive Channel Collaboration Agreement with Precigen and Intrexon Actobiotics NV

On June 9, 2015, we entered into an Oral Mucositis ECC with Precigen and Intrexon Actobiotics NV, a wholly-owned subsidiary of Precigen, through which we intend to research, develop and commercialize products, including the continued development and commercialization of AG013, for use in the treatment of oral mucositis in humans through the administration of an effector via genetically modified bacteria, but, in any case, excluding the delivery of anti-cancer effectors for the purpose of treatment or prophylaxis of cancer (collectively, the “Program”). Contemporaneously with the Oral Mucositis ECC, we and Precigen also entered into a Stock Issuance Agreement (the “SIA”) which authorized the issuance of the Technology Access Fee and the future stock issuance of our Common Stock to Precigen upon the achievement of designated milestones. We issued a Convertible Note in the amount of $5,000,000 as payment of the technology access fee associated with the Oral Mucositis ECC which was payable, at our option, in cash or shares of our Common Stock. The convertible note, including accrued interest, was repaid in December 2015 through the issuance of 338,101 shares of our Common Stock. In November of 2017 we amended the Oral Mucositis ECC to revise the payments we are obligated to make to Precigen, as described below, and we revised the field in which we have exclusive rights to our Oral Mucositis product candidate for the treatment of Oral Mucositis to clarify that we have an exclusive right for the treatment of Oral Mucositis in humans regardless of etiology.

The Oral Mucositis ECC governs the “channel collaboration” arrangement in which we will use Precigen’s proprietary technology relating to the identification, design and production of genetically modified bacteria for the purpose of developing the Program.

The Oral Mucositis ECC provides for the establishment of committees comprised from us and Precigen representatives that will govern activities in the areas of project establishment, chemistry, manufacturing and controls, clinical and regulatory matters, commercialization efforts, and intellectual property.

The Oral Mucositis ECC grants us an exclusive worldwide license to utilize Precigen’s and Actobiotics’ intellectual property to develop and commercialize products, including the continued development and commercialization of AG013, for use in the treatment of oral mucositis in humans through the administration of an effector via genetically modified bacteria, but, in any case, excluding the delivery of anti-cancer effectors for the purpose of treatment or prophylaxis of cancer (the “Field”). It also grants us an exclusive license in the Field under all Information Controlled by Actobiotics (or otherwise by Precigen) and existing as of the Effective Date relating to the regulatory approval of AG013, including regulatory filings, data, clinical trial reports, and rights thereunder.

Under the Oral Mucositis ECC, and subject to certain exceptions, we are responsible for, among other things, funding the further anticipated development of products toward the goal of commercialization, conducting preclinical and clinical development of candidate products, as well as for other aspects of manufacturing and the commercialization of the product(s). Among other things, Precigen is responsible for technology discovery efforts, cell-engineering development, and certain aspects of the manufacturing process.

Pursuant to the terms of the Oral Mucositis ECC, as amended, we are obligated to pay Precigen on a quarterly basis 12% of the net sales derived from the sale of products developed from the exclusive channel collaboration. We are also obligated to pay Precigen on a quarterly basis 25% of revenue obtained in that quarter from a sublicensor in the event of a sublicensing arrangement.

We have agreed to indemnify and hold Precigen harmless from any damages caused as a result of (i) our negligence or willful misconduct, (ii) the use, handling, storage, or transport of Precigen Materials (as defined in the Oral Mucositis ECC) or materials that are Actobiotics IP (as defined in the Oral Mucositis ECC), (iii) our breach of a material representation, warranty or covenant in the Oral Mucositis ECC, or (iv) the design, development, manufacture, regulatory approval, handling, storage, transport, distribution, sale or other disposition of any Oragenics Product.

We may voluntarily terminate the Oral Mucositis ECC upon 90 days written notice to Precigen. Precigen may also terminate the Oral Mucositis ECC if we breach and fail to cure the breach within 60 days or we do not pursue development of a Superior Therapy identified by Precigen that is a “Superior Therapy” as defined in the Oral Mucositis ECC.

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Upon termination of the ECC, we may continue to develop and commercialize any Oragenics Product that, at the time of termination that satisfies at least one of the following criteria:

(i)	the particular Oragenics Product is being sold by us triggering profit sharing payments under the Oral Mucositis ECC to Precigen;

(ii)	the particular Oragenics Product has received regulatory approval;

(iii)	the particular Oragenics Product is a subject of an application for regulatory approval in the Field covered by the ECC that is pending before the applicable regulatory authority;

(iv)	the particular Oragenics Product is AG013, and such Oragenics Product has been the subject of at least one completed Phase 2 clinical trial (as such is defined by relevant FDA guidelines) during the Term; or

(v)	the particular Oragenics Product other than AG013 and such Oragenics Product is the subject of at least an ongoing Phase 1, Phase 2 or Phase 3 clinical trial in the Field.

Our obligation to pay 12% of net sales, 25% of sublicensing revenue and the milestone payments described below with respect to these “retained” products as well as to use diligent efforts to develop and commercialize these “retained” Oragenics Products will survive termination of the Oral Mucositis ECC.

In November of 2017, the Stock Issuance Agreement was also amended. Under the terms of the amended Oral Mucositis ECC (including the May 2017 amendment which was superseded by the November amendment) and amended Stock Issuance Agreement agreed to make certain payments to Precigen upon our achievement of designated milestones in the form of shares of our Common Stock (based upon the fair market value of the shares otherwise required to be issued) unless the issuance of such shares would reasonably likely cause Precigen to consolidate our financial statements with Precigen’s financial statements, or at our option make a cash payment to Precigen. The milestone events and amounts payable are as follows:

(i)	a one-time payment of twenty-seven million five hundred thousand United States dollars ($27,500,000) within six (6) months of the achievement of the Regulatory Approval Milestone Event meaning receiving approval from the FDA of a New Product Application for an Oragenics Product (or equivalent regulatory action in a foreign jurisdiction);

(ii)	a one-time payment of five million United States dollars ($5,000,000) within six (6) months of the achievement of the New Indication Milestone Event meaning receiving approval from the FDA of a Supplemental FDA Application (or an equivalent filing with another equivalent regulatory agency) which Supplemental FDA Application sought approval of an indication for use of the Oragenics Product other than the current regulatory-approved indication; and

(iii)	a one-time payment of five million United States dollars ($5,000,000) within six (6) months of the achievement of the New Product Milestone Event meaning receiving approval from the FDA of a New Product that is deemed to be a different drug product that the first Oragenics Product that was clinically pursued under the Program.

None of the Oral Mucositis ECC milestones had been achieved as of December 31, 2019.

Effective January 1, 2018, Precigen assigned its interest in the Oral Mucositis ECC and Stock Issuance Agreement to its wholly owned subsidiary, ActoBio Therapeutics, Inc.

The July 17, 2018 Underwritten Public Offering

On July 17, 2018, we closed an underwritten public offering of units for gross proceeds of approximately $13.8 million, which includes the full exercise of the underwriter’s over-allotment option to purchase additional shares and warrants, prior to deducting underwriting discounts and commissions and offering expenses payable by us. The Company’s non-employee directors, Frederick Telling and Alan Dunton participated in the Public Offering through the purchase of 100,000 shares and 20,000 shares, respectively, of the Company’s Common Stock and warrants to purchase 100,000 shares and 20,000 shares, respectively, of the Company’s Common Stock. Dr. Telling and Dr. Dunton’s participation was approved by our Audit Committee.

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The offering was comprised of Class A Units, priced at a public offering price of $1.00 per unit, with each unit consisting of one share of Common Stock and a seven-year warrant to purchase one share of Common Stock with an exercise price of $1.00 per share (each, a “Warrant” and collectively, the “Warrants”), and Class B Units, priced at a public offering price of $1.00 per unit, with each unit comprised of one share of series D preferred stock (the “Series D Preferred Stock”), which is convertible into one share of Common Stock, and a Warrant. The conversion price of the Series D Preferred Stock issued in the transaction as well as the exercise price of the Warrants are fixed and do not contain any variable pricing features or any price based anti-dilutive features. The Series D Preferred Stock issued in this transaction included a beneficial ownership blocker but has no dividend rights (except to the extent that dividends are also paid on the Common Stock), liquidation preference or other preferences over Common Stock, and, with certain exceptions, has no voting rights. The securities comprising the units were immediately separable and have been issued separately.

At the closing of our underwritten public offering, a total of 4,436,000 shares of Common Stock, 9,364,000 shares of Series D Preferred Stock convertible into 9,364,000 shares of Common Stock, and warrants to acquire 13,800,000 shares of Common Stock were issued inclusive of the underwriter’s exercise of their over-allotment option to purchase 1,800,000 shares of Common Stock and warrants to acquire 1,800,000 shares of Common Stock at $1.00 per share.

Since the closing of our underwritten public offering all of the shares of Series D Preferred Stock that were issued have been converted into shares of our Common Stock in accordance with the terms for conversion and 9,505,500 warrants were exercised for cash generating approximately $9.5 million in proceeds to us.

The March 25, 2019 Underwritten Public Offering

On March 25, 2019 we closed on an underwritten public offering of 16,666,668 shares of our Common Stock, par value $0.001 per share (the “Common Stock”), together with Series 1 Warrants to purchase up to an aggregate of 8,333,334 shares of our Common Stock (the “Series 1 Warrants”) and Series 2 Warrants to purchase up to an aggregate of 8,333,334 shares of our Common Stock (the “Series 2 Warrants”), at a price to the public of $0.75 per share and related warrants (the “Public Offering”). We also granted the Underwriter a 30-day option to purchase up to an additional 2,500,000 additional shares of Common Stock (the “Option Shares”) and/or Series 1 Warrants to purchase up to 1,250,000 shares of Common Stock and Series 2 Warrants to purchase up to 1,250,000 shares of Common Stock (the “Option Warrants”).

Each Series 1 Warrant has an exercise price of $0.75 per share of Common Stock and will expire on the earlier of (1) the eighteen-month anniversary of the date of issuance and (2) twenty-one trading days following the Company’s release of top-line data related to its Phase 2 double blind, placebo controlled clinical trial of AG013. Each Series 2 Warrant has an exercise price of $0.90 per share of Common Stock and will expire five years following the date of issuance.

Dr. Frederick Telling, Dr. Alan Joslyn, participated in the Public Offering through the purchase of 100,000 shares and 66,667 shares, respectively, of the Company’s Common Stock and Series 1 warrants to purchase 50,000 shares and 33,333 shares, and Series 2warrants to purchase 50,000 shares and 33,333 shares respectively, of the Company’s Common Stock. Dr. Telling and Dr. Joslyn’s participation was approved by our Audit Committee.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors and any persons who beneficially own more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission Officers, Directors and beneficial owners of more than ten percent of the Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of forms furnished to the Company and written representations from the executive officers, Directors and holders of ten percent or more of the Company’s Common Stock, the Company believes, all person’s subject to the reporting requirements with regard to the Common Stock complied with the applicable filing requirements during 2019.

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OTHER MATTERS

Interim Corporate Mailings

In accordance with National Instrument 54-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the Company may elect annually to receive interim corporate mailings, including interim financial statements of the Company, if they so request. If you wish to receive such mailings, please complete the form in Appendix A and mail as instructed on the form.

Availability of Annual Report on Form 10-K

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for 2019. Shareholders who would like additional copies of the Annual Report on Form 10-K should direct their requests in writing to:

Oragenics, Inc.

4902 Eisenhower Blvd., Suite 125

Tampa, Florida 33634

Attention: Michael Sullivan, Secretary.

Miscellaneous

Management does not know of any matters to be brought before the Annual Meeting of Shareholders other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting of Shareholders, the persons designated as proxies will vote in accordance with their best judgment on such matters.

BY ORDER OF THE
BOARD OF DIRECTORS

/s/ Michael Sullivan
Michael Sullivan,
Secretary

Tampa, Florida
July [__], 2020

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APPENDIX A
REQUEST FOR INTERIM FINANCIAL STATEMENTS

Oragenics, Inc.

Request for Interim Financial Statements

In accordance with National Instrument 54-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the subject Corporation may elect annually to receive interim corporate mailings, including interim financial statements of the Corporation, if they so request. If you wish to receive such mailings, please complete and return this form to:

Oragenics, Inc.

Investor Relations

4902 Eisenhower Blvd., Suite 125

Tampa, Florida 33634

NAME:

ADDRESS:

POSTAL CODE:

I confirm that I am an owner of common stock of the Corporation.

SIGNATURE OF
SHAREHOLDER: DATE:

CUSIP: 684023203

SCRIP COMPANY CODE: ORGQ

A-1

APPENDIX B PROXY CARD

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

ORAGENICS, INC.

TO BE HELD AT THE offices of Shumaker, Loop, & Kendrick, Bank of America Plaza, 101 E Kennedy Blvd Suite 2800, Tampa, FL 33602 ON FRIDAY AUGUST 21, 2020, AT 9:00 A.M., LOCAL TIME.

The undersigned shareholder of Oragenics, Inc.(the “Company”), Tampa, Florida, hereby constitutes and appoints Dr. Alan Joslyn with full power of substitution or in the place of the foregoing, Michael Sullivan as proxy holder, for and on behalf of the undersigned shareholder with the power of substitution to attend, act and vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Shareholders or at any adjournments thereof , upon the proposals described in the Notice to the Holders of Common Stock of the Annual Meeting of Shareholders and Proxy Statement, both dated July [__], 2020, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any shareholder proposals not submitted to the Company for a vote of the shareholders at the Annual Meeting of Shareholders within a reasonable time prior to the mailing of the proxy materials, as well as on the election of any person as a Director if a Director nominee named in Proposal I is unable to serve or for good cause will not serve, and on matters incident to the conduct of the Annual Meeting of Shareholders. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting of Shareholders.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the Directors listed on the reverse side and FOR Proposals II, III AND IV.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ORAGENICS, INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE. The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

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PROXY

A. PROPOSALS – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals II, III and IV.

Proposal I: Election of Directors. On the proposal to elect the following Directors to serve until the indicated Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:

Dr. Frederick W. Telling	For [ ]	Withhold Authority [ ]
Dr. Alan Joslyn	For [ ]	Withhold Authority [ ]
Robert C. Koski	For [ ]	Withhold Authority [ ]
Charles L. Pope	For [ ]	Withhold Authority [ ]
Dr. Alan Dunton	For [ ]	Withhold Authority [ ]
Kimberly M. Murphy	For [ ]	Withhold Authority [ ]

Proposal II: Advisory vote on executive compensation.

[ ] For	[ ] Against	[ ] Abstain

Proposal III: To approve the issuance of up to 9,200,000 shares of Common Stock upon the exercise of the NTI Transaction Warrants;

[ ] For	[ ] Against	[ ] Abstain

Proposal IV: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2020.

[ ] For	[ ] Against	[ ] Abstain

B. Authorized Signatures – This section must be completed for your vote to be counted. — Date and Sign Below.

Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Shares Held: ______________________________________

Signature of Shareholder_____________________________

Signature of Shareholder (If held jointly) __________________

Dated:_____________________________________________

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED.

B-2